UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Codorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2019

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 21, 2019, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is a proxy card and the Corporation’s 2018 Annual Report to Shareholders on Form 10-K.

The principal business of the meeting is:

●	To elect two Class B directors, each to serve for a term of three years and until their successors are elected and qualified;

●	To approve an advisory, non-binding resolution regarding executive compensation;

●	To ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019; and

●	To transact any other business that is properly presented at the Annual Meeting.

The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible, either electronically through the Internet, by telephone or by following the instructions on the enclosed proxy card and returning the proxy in the envelope provided. The prompt return of your proxy will save the Corporation expenses involved in further communications, and will ensure your representation at the Annual Meeting if you do not attend in person.

We continue to evaluate the benefits of moving toward the electronic delivery of proxy materials in the future. If you would be strongly opposed to receiving proxy materials via the Internet, please let us know. We appreciate your feedback.

Thank you for your continued support and I look forward to seeing you on May 21, 2019.

Sincerely,

Larry J. Miller

Chairman, President and Chief Executive Officer

CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2019

www.peoplesbanknet.com

PROXY STATEMENT

Dated and to be mailed on or about April 5, 2019

Codorus Valley Bancorp, Inc.

Codorus Valley Corporate Center

105 Leader Heights Road

York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2019

CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2019

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 21, 2019, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect two Class B directors, each to serve for a three-year term and until their successors are elected and qualified;

2.	To approve an advisory, non-binding resolution regarding executive compensation;

3.	To ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on February 27, 2019, are entitled to notice of and to vote at the meeting. Please vote as soon as possible, either electronically through the Internet, by telephone or by following the instructions on the enclosed proxy card and returning the proxy in the envelope provided. Your proxy is revocable at any time by voting again through the Internet or by telephone, or by delivering notice of revocation or a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

Your vote is important and voting electronically through the Internet, by telephone or by written proxy, will ensure your representation at the Annual Meeting if you do not attend in person.

We enclose with this Notice of Annual Meeting and Proxy Statement a proxy card (with voting instructions) and a copy of the Corporation’s 2018 Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy J. Nieman, Esq.
Secretary

York, Pennsylvania

April 5, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY, EITHER ELECTRONICALLY THROUGH THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2019. This Notice of Annual Meeting and Proxy Statement, proxy card and 2018 Annual Report are available at: www.proxyvote.com.

GENERAL

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Codorus Valley Bancorp, Inc. (the “Corporation”) to be used at the 2019 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being first distributed to shareholders on or about April 5, 2019.

The Corporation will bear the expense of soliciting proxies. In addition to the use of the mail, the directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person or by telephone, e-mail, Internet or facsimile.

The Annual Meeting of Shareholders will be held on Tuesday, May 21, 2019, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on February 27, 2019, are entitled to vote at the meeting.

At the Annual Meeting, shareholders will vote:

●	To elect two Class B directors, each to serve for a three-year term and until their successors are elected and qualified;

●	To approve an advisory, non-binding resolution regarding executive compensation;

●	To ratify the appointment of BDO USA, LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019; and

●	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

In addition, the Corporation may ask shareholders to approve the minutes of the prior shareholders’ meeting. However, approval of such minutes is an administrative action and does not constitute approval of, or a vote for, any of the matters set forth in the minutes.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. Submitting your voting instructions through one of these methods will not affect your right to attend the meeting and will not limit your right to vote at the annual meeting if you later decide to attend in person.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you may have the right to direct your broker or nominee how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street-name shares in person at the meeting unless you obtain a proxy executed in your favor from the holder of record. Please contact your broker or nominee for a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Please note that brokers or nominees may not cast a vote on your behalf for the election of directors or on any other matter that is not routine without instruction from you.

By properly completing a proxy, you appoint Judy Simpson, Jann Allen Weaver and Wanda Waugh as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the director nominees identified in this Proxy Statement, FOR approval of the advisory, non-binding resolution regarding executive compensation, and FOR ratification of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

You may revoke a previously delivered proxy by delivering written notice of revocation to Timothy J. Nieman, Esq., Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Nieman at any time before the proxy is voted at the Annual Meeting. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. We will honor the latest vote received. Proxy holders will vote shares represented by written proxies, if properly signed and returned to the Secretary, in accordance with instructions of the shareholders.

If you are a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Equiniti Trust Company, the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on February 27, 2019, the record date for the Annual Meeting, the Corporation had 9,457,820 shares of common stock, par value $2.50 per share, issued and outstanding. Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business at the Annual Meeting. Under Pennsylvania law and the Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions, while not votes cast, will be counted as present for purposes of determining the presence of a quorum. Shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the New York Stock Exchange or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified the Corporation that it does not have authority to vote such shares on that matter) will be counted as present for purposes of determining the presence of a quorum only if such shares have been voted at the meeting on a matter other than a procedural motion.

Required Vote

In the case of the election of directors, the two nominees receiving the highest number of votes shall be elected. A “Withhold” vote will have the effect of a vote against the election of the nominee. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of each of the other proposals identified in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against each of these other proposals.

Although the Board knows of no other business to be presented at the Annual Meeting, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the instructions of the Board as permitted by Securities and Exchange Commission (SEC) Rule 14a-4(c).

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the SEC.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this Proxy Statement, other than as may be required by applicable law or regulation.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to maximize long-term shareholder value in a manner consistent with applicable law and with the highest standards of integrity. The Board adheres to corporate governance practices that the Board and management believe promote this purpose, are sound and represent best practices. We continually review these governance practices against changes in applicable federal and Pennsylvania (the state in which we are incorporated) law, the rules and listing standards of the NASDAQ Stock Market, and the rules and regulations of the SEC, as well as best practices suggested by recognized governance authorities.

Director Independence

Currently, our Corporate Board of Directors has eight (8) members. The Board has determined that the following seven (7) directors are independent in accordance with the independence standards of the NASDAQ Stock Market: Harry R. Swift, Esq., Lead Director; Brian D. Brunner; Cynthia A. Dotzel, CPA; John W. Giambalvo, Esq.; Jeffrey R. Hines, P.E.; MacGregor S. Jones; and Dallas L. Smith.

In determining the directors’ independence, in addition to matters disclosed under “Related Person Transactions”, the Board of Directors considered each director’s beneficial ownership of Corporation common stock and loan transactions between the Corporation’s wholly-owned bank subsidiary, PeoplesBank, A Codorus Valley Company (the “Bank”), and the directors, their family members and businesses with whom they are associated, as well as any contributions made by the Bank to non-profit organizations with whom such persons are associated. In each case, the Board determined that none of the transactions above impaired the independence of the director.

Board Structure

The Corporation’s senior leadership is currently shared between the Board’s Chairman, President and Chief Executive Officer and the Board’s Vice Chairman and Lead Director.

The Board believes that Larry J. Miller’s service as President and Chief Executive Officer of the Bank from 1981 to 2016 and the Corporation since its incorporation in 1986 uniquely qualifies him for this role, and that the addition of several key members to the Corporation’s executive management team in recent years allows Mr. Miller the time necessary to perform the additional duties of Chairman. The Board of Directors also believes that Mr. Miller’s leadership of the Corporation over the last thirty plus years, together with his knowledge of the current business and regulatory environment, will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

Our Chairman is currently responsible for ensuring the smooth functioning and efficient operation of our Board by guiding the processes of our Board, presiding at Board meetings and at shareholder meetings, and acting as a liaison between our Board and our management team. In this regard, our Chairman consults regularly with our executives over business matters and provides our executives with consultation and advice on matters that require prompt attention.

The Corporation has designated Harry R. Swift, Esq., as the independent Lead Director. As Lead Director, Mr. Swift presides at any Board meeting at which the Chairman is not present, including executive sessions of the independent directors; serves as a liaison between the Chairman and the independent directors; reviews and consults with the Chairman regarding meeting agendas and meeting schedules of the Board; has the authority to call meetings of the independent directors; receives and responds directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group; assists with the identification and recommendation of Board candidates; serves as a member of the Corporate Governance and Nominating Committee; and serves as a member of the Compensation Committee and participates in its evaluation and discussion of the Corporation’s Chief Executive Officer’s performance with the Chief Executive Officer.

Moreover, on at least a semi-annual basis, when the independent directors meet in executive session, without the presence of management, the independent directors meet under the leadership of the independent Lead Director.

Meetings and Committees of the Board of Directors

The Board of Directors of Codorus Valley Bancorp, Inc. met fifteen (15) times during 2018. During 2018, all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our then serving directors attended the 2018 Annual Meeting of Shareholders, and we anticipate that all directors will attend this year’s meeting.

The Board of Directors of the Corporation has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Enterprise Risk Management Committee, each of which is described below.

Audit Committee. The Audit Committee of the Board of Directors is comprised solely of directors who meet the applicable standards for independence of audit committee members of the NASDAQ Stock Market and possess the requisite knowledge or experience to serve on the Audit Committee. The current members of the Audit Committee are: Cynthia A. Dotzel, CPA (Chair); Jeffrey R. Hines, P.E. (Vice Chair); John W. Giambalvo, Esq.; and Dallas L. Smith. The Audit Committee met four (4) times during 2018.

The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures and recommending to the Board the engagement of the Corporation’s independent registered public accounting firm. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Cynthia A. Dotzel, CPA, Chair of the Committee, has been designated by the Board as the Audit Committee financial expert. In designating Ms. Dotzel as the Audit Committee financial expert, the Board considered her more than 35 years of experience as a practicing certified public accountant, and her prior audit committee experience. Furthermore, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

The Audit Committee operates under a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the bottom of the home page, click on “Governance Documents” in the right-hand margin, and then click on the “Audit Committee Charter” link.

Compensation Committee. All members of the Compensation Committee are independent under applicable independence standards of the NASDAQ Stock Market. The current members of the Compensation Committee are: Jeffrey R. Hines, P.E. (Chair); John W. Giambalvo, Esq. (Vice Chair); Brian D. Brunner; Cynthia A. Dotzel, CPA; MacGregor S. Jones; Dallas L. Smith; and Harry R. Swift, Esq. The Compensation Committee met nine (9) times during 2018.

The principal duties of the Compensation Committee include evaluating and recommending to the Board compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries. The

Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of three or more members of the committee.

The Compensation Committee’s processes and procedures for consideration and determination of executive compensation are described below in the section titled “Compensation Discussion and Analysis” entitled “Role of the Compensation Committee, Management and Compensation Consultant in the Executive Compensation Process.”

The Compensation Committee operates pursuant to a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the bottom of the home page, click on “Governance Documents” in the right-hand margin, and then click on the “Compensation Committee Charter” link. The Committee has the authority under its charter to select, retain and terminate counsel, consultants and other experts. For information concerning Meridian Compensation Partners, LLC, the compensation consultant currently retained by the committee, see the section of “Compensation Discussion and Analysis” entitled “Role of the Compensation Consultant.”

Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent under applicable independence standards of the NASDAQ Stock Market. The current members of the Corporate Governance and Nominating Committee are: Jeffrey R. Hines, P.E. (Chair); Harry R. Swift, Esq. (Vice Chair); Brian D. Brunner; Cynthia A. Dotzel, CPA; John W. Giambalvo, Esq.; MacGregor S. Jones; and Dallas L. Smith. The Corporate Governance and Nominating Committee met one (1) time during 2018.

The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee.

The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the bottom of the home page, click on “Governance Documents” in the right-hand margin, and then click on the “Corporate Governance and Nominating Committee Charter” link.

Role of the Board in Risk Oversight

The Board of Directors is responsible for oversight of the various risks facing the Corporation. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Corporation’s business, to allocate responsibilities for the oversight of risks among the full Board and its committees, and to see that management has in place effective systems and processes for managing risks facing the Corporation. Overseeing risk is an ongoing process, and risk is inherently tied to strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, management is charged with identifying and managing risk within the risk parameters set by the Board.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following committees play particularly significant roles in carrying out the risk oversight function.

●	The Enterprise Risk Management Committee: The Enterprise Risk Management Committee operates pursuant to a written charter, and provides general risk oversight and is generally responsible for risk management, which includes monitoring and ensuring that credit risk, interest rate risk, liquidity risk, price risk, transaction risk, compliance risk, strategic risk and reputation risk assumed by the Corporation is consistent with the levels established by the Board.

The committee is comprised of the Chief Risk Officer, President and Chief Executive Officer of the Bank, General Counsel, Chief Financial Officer, Chief Credit Officer, BSA and Security Officer, and Loan Review Officer, as well as representatives from the Board of Directors (currently MacGregor S. Jones, Larry J. Miller and Harry R. Swift, Esq.). Mr. Swift chairs the committee. The Enterprise Risk Management Committee met seven (7) times during 2018. The Enterprise Risk Management Committee takes minutes at each of its meetings, and those minutes are reviewed and accepted by the Board of Directors.

●	The Compensation Committee: The Compensation Committee evaluates the risks and rewards associated with the Corporation’s compensation philosophy and programs.

●	The Audit Committee: The Audit Committee oversees the Corporation’s processes for assessing risks and the effectiveness of the Corporation’s system of internal controls. In performing this function, the Audit Committee considers information from the Corporation’s independent registered public accounting firm, internal auditors, and other consultants as it determines appropriate, and discusses relevant issues with management and the independent registered public accounting firm.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors and to recommend such individuals to the Board of Directors for consideration and nomination. The Corporate Governance and Nominating Committee and the Board of Directors endeavor to recruit and retain Board members who demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possesses unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to corporate matters, including being prepared for, and participating in, all meetings of the Board of Directors and any committees to which he or she may be assigned. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee considers prior performance, as well as meeting attendance records.

The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of management. Potential candidates may also be identified through contacts in the business, civic, academic, legal and non-profit communities served by the Corporation. The Chair of the Corporate Governance and Nominating Committee determines how best to approach director candidates regarding a potential nomination.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable standards of the NASDAQ Stock Market, and whether the nominee meets the qualifications for directors outlined above, as well as any special qualifications applicable to membership on any committee to which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence prior to making a decision.

The Corporate Governance and Nominating Committee will consider recommendations received from Corporation shareholders. Shareholders may recommend qualified director candidates by writing to:

Timothy J. Nieman, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

Submissions must include information regarding a candidate’s citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

The Board does not have a formal policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates and there are no differences in how the Corporate Governance and Nominating Committee evaluates a candidate for director based on whether the candidate is recommended by the Committee or by a shareholder.

Nomination of Directors

Article 10, Section 10.1 of the Corporation’s Bylaws requires that nominations for election as a director be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive office of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder may be given an opportunity to cure any deficiency in accordance with the Bylaws.

You may obtain a copy of the Corporation’s Bylaws by writing to Timothy J. Nieman, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. Additionally, a copy of the Corporation’s current Bylaws has been filed with the SEC as Exhibit 3.1 to Form 8-K filed January 12, 2016.

Deadline for Submission of Shareholder Proposals

In order for a shareholder to include a proposal in the Corporation’s Proxy Statement for presentation at the 2020 Annual Meeting of Shareholders, the proposal must be received by the Corporation at its principal executive offices c/o Timothy J. Nieman, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887, no later than December 6, 2019. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. If a shareholder proposal is submitted to the Corporation after December 6, 2019, it will not be included in the Corporation’s 2020 Proxy Statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the next Annual Meeting, the Corporation’s Bylaws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in Section 2.6(b) of the Bylaws, must be given not less than 120 days prior to the first anniversary of the date of the Corporation’s proxy statement released to shareholders in connection with the preceding year’s Annual Meeting. If notice is not received by the Corporation within this timeframe, the Corporation will consider such notice untimely. Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the Annual Meeting without inclusion in our proxy statement is received within the required timeframe and is properly presented, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Communicating with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or its independent directors, individually, or the Board of Directors, collectively, by submitting written correspondence to the following address:

Chairman of the Board of Directors (or Lead Director)

c/o Timothy J. Nieman, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

The Corporate Secretary may facilitate direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

PROPOSAL 1 – Election of Directors

The Corporation’s Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) persons. The Bylaws also provide that the Board of Directors shall be divided into three (3) classes, with directors of each class to be elected for a term of three (3) years, so that the term of office of one class of directors expires at the annual meeting each year. Each class consists, as nearly as possible, of one-third of the directors. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. The Corporation’s Bylaws mandate the retirement of directors at age 75.

The Board of Directors has fixed the number of directors at eight (8). There are two (2) nominees for the Board of Directors for election at the 2019 Annual Meeting. The Board of Directors has nominated the following two (2) individuals for election to the Board of Directors, each for a three-year term:

Nominees for Class B Directors

For a Three Year Term Expiring in 2022

Cynthia A. Dotzel, CPA

Harry R. Swift, Esq.

Each of the nominees presently serves as a director of the Corporation.

If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board of Directors shall determine. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.

Cumulative voting does not exist in the election of directors. Each share of Corporation common stock is entitled to cast one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the three nominees to be elected.

The Board of Directors recommends a vote FOR the foregoing nominees.

Information about Nominees and Continuing Directors

Information, as of April 5, 2019, concerning the two nominees for election to the Board of Directors and the six continuing directors appears below. Each of the nominees and continuing directors also serves as a director of the Bank.

Name and Age	Director Since	Principal Occupation and Business Experience for the Past Five Years and Positions Held With Codorus Valley Bancorp, Inc. and Subsidiaries

Nominees for Class B –Continuing Directors with Terms Expiring in 2022

Cynthia A. Dotzel, CPA (64)	2011

A lifelong resident of York County, Ms. Dotzel currently serves as a practicing CPA with the public accounting firm of Dotzel & Company, Inc. Until January 2019, she practiced as a Director of Baker Tilly Virchow Krause, LLP, which acquired SF & Company, CPAs & Business Advisors, in November 2015, where she practiced as a CPA since 2009. Ms. Dotzel has served as a director of both the Corporation and Bank since 2011 and is the Chair of the Corporation’s Audit Committee, a member of both the Compensation Committee and Corporate Governance Committee and the Bank’s Wealth Management Committee. Prior to her current position, Ms. Dotzel founded the accounting firm Dotzel and Company. She has over 35 years of experience in the accounting industry. Additionally, Ms. Dotzel has numerous civic, charitable and professional affiliations, many of which involve leadership roles, and previously served as a Board Member and Audit Committee Chair for Waypoint Financial Corp., Waypoint Bank, York Financial Corp. and York Federal Savings & Loan. Ms. Dotzel is currently serving as a Board Member for the York Water Company.

The Corporate Governance and Nominating Committee believes that Ms. Dotzel’s professional and financial services experience, as well as her roles in civic, charitable and professional organizations, enable her to provide continued business and financial expertise to the Board of Directors and recommends her for re-election.

Harry R. Swift, Esq. (71)	2012

Mr. Swift currently serves as the Board’s Lead Director. Mr. Swift has served as a director of both the Corporation and the Bank since January 2012. He is Chair of the Corporation’s Enterprise Risk Management Committee, a member of the Corporation’s Compensation Committee, and a member of the Bank’s Wealth Management Committee, Vice Chair of the Corporate Governance Committee and Chair of the Bank’s CRA Committee. A resident of York County since 1973, Mr. Swift is an attorney and was employed with the Bank and Corporation beginning in 1997 and retired as General Counsel and Secretary on December 31, 2013. He remained employed with the Bank on a part time basis through March 2014. At various times, Mr. Swift served as Executive Vice President, Secretary, Chief Operating Officer, General Counsel, and Cashier of the Bank and/or the Corporation. Prior to his employment with the Bank, Mr. Swift was in private practice and provided representation to the financial services industry. Mr. Swift has over 30 years of combined service in the financial services industry.

		The Corporate Governance and Nominating Committee believes that his 30 plus years of experience in the financial services industry enables Mr. Swift to provide continued business and institutional expertise to the Board of Directors and recommends him for re-election.

Class A- Continuing Directors with Terms Expiring in 2021

Brian D. Brunner (63)	2016

Mr. Brunner has served as a director of the Corporation since January 12, 2016 and the Bank since September 15, 2015. He is a member of the Corporation’s Corporate Governance and Nominating Committee, the Corporation’s Compensation Committee and Chair of the Bank’s Strategic Technology and Cybersecurity Committee. Mr. Brunner serves as the Division President of Account and Item Processing Sales within the Global Sales Organization of Fiserv, Inc. and is also a member of the Association for Financial Technology. Mr. Brunner was an organizer and founding director of Bay Net Community Bank, a de novo bank established in the Baltimore, Maryland region. Mr. Brunner previously served as an independent director on the Board of Madison Bancorp, Inc., which was acquired by Codorus Valley Bancorp, Inc. on January 16, 2015.

The Corporate Governance and Nominating Committee believes that his 30 plus years of experience in the financial services industry, extensive knowledge of the Maryland markets and expertise in financial services technology enables Mr. Brunner to provide unique expertise to the Board of Directors.

Jeffrey R. Hines, P.E. (57)	2011

Mr. Hines has served as a director of both the Corporation and the Bank since 2011. He is currently Chair of the Corporation’s Corporate Governance and Nominating Committee, Chair of the Compensation Committee and Vice Chair of the Audit Committee. Since 2008, Mr. Hines has served as President and Chief Executive Officer, as well as a member of the Board of Directors, of The York Water Company, a Pennsylvania public utility and NASDAQ listed company. Mr. Hines served in various additional capacities with The York Water Company since 1995, including Vice President of Engineering, Secretary, Chief Operating Officer and Engineering Manager. Mr. Hines also serves in leadership roles on numerous non-profit and trade organizations.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Hines has developed through his business background, his leadership role at The York Water Company, Inc., and his leadership roles in non-profit and trade organizations enable him to provide continued business expertise to the Board of Directors.

Dallas L. Smith (73)	1986	Mr. Smith has served as a director of both the Corporation and the Bank since 1986 and 1983, respectively, and is a member of the Corporation’s Corporate Governance and Nominating Committee,

the Compensation Committee and the Audit Committee and is Chair of the Bank’s Wealth Management Committee. Since 1988, Mr. Smith has served as President of Bruce V. Smith, Inc., a retail corporation specializing in furniture (doing business as Smith Village), originally established by his father in 1932. Mr. Smith is a graduate from The Wharton School, University of Pennsylvania and is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Smith has developed through his economic background and his professional experiences as a business leader in the retail sector, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Class C – Continuing Directors with Terms Expiring in 2020

John W. Giambalvo, Esq. (50)	2017

Mr. Giambalvo has served as a director of the Bank since January 12, 2017, and director of the Corporation since July 11, 2017. He is a member of the Corporation’s Corporate Governance and Nominating Committee, Vice Chair of the Compensation Committee, member of the Audit Committee and is also a member of the Bank’s Strategic Technology and Cybersecurity Committee. Mr. Giambalvo is the President and CEO of Jack Giambalvo Motor Co., Inc., and has over 20 years’ experience in the auto industry. Mr. Giambalvo started his professional career as a law clerk for the Honorable John C. Uhler, and then became an Assistant District Attorney in York, PA. Mr. Giambalvo previously served as a member of the Board of Directors of the PA Automobile Dealers Association.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Giambalvo has developed through his professional experiences as a business leader and lawyer, as well as his knowledge and experience as a director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

MacGregor S. Jones (73)	1993

A resident of York County since 1957, Mr. Jones has served as a director of both the Corporation and the Bank since 1993. He currently is a member of the Corporation’s Corporate Governance and Nominating Committee, the Compensation Committee and the Enterprise Risk Management Committee. A 1968 graduate of Gettysburg College, during his career Mr. Jones worked in the manufacturing industry for AMF, Inc., in the computer industry for Computer Allied Systems, Inc., and is a retired Ford and General Motors dealership owner. Currently, Mr. Jones is heavily involved in the field of automotive fuel and energy technology as a stockholder of Talbert Fuel Systems, Inc. and as a Member of York Innovators Group, LLC. Mr. Jones has served in governance capacities for: Gettysburg College, York-Adams Boy Scout Council, Yorkshire United Methodist Church, and on many boards and committees throughout the York community.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Jones has developed through his business background, his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Larry J. Miller (67)	1986

Mr. Miller currently serves as Chairman of the Board, President and Chief Executive Officer for the Corporation, Executive Chairman of the Bank and is currently a member of the Corporation’s Enterprise Risk Management Committee, and the Bank’s CRA Committee. A resident of York County since 1972, Mr. Miller has served as a director, President and Chief Executive Officer of the Corporation since 1986 and the Bank from 1981 to 2016, and served as Vice Chairman of both Boards from 2004 until his appointment as Chairman in August 2015. He attended York College of Pennsylvania, is a graduate from The Pennsylvania School of Banking at Bucknell University, and has served as Chairman of the Board of Directors of the United Way of York County, the York County Economic Development Corporation, YorkCounts, the Cultural Alliance of York County and Wellspan Health System. Mr. Miller serves in leadership capacities for various other non-profit organizations.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Miller has developed through his banking background, his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director and President and Chief Executive Officer of the Bank and Corporation, enable him to provide continued banking and business expertise to the Board of Directors.

INFORMATION CONCERNING SECURITY OWNERSHIP

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

●	Voting power, which includes power to vote or to direct the voting of the stock;

●	Investment power, which includes the power to dispose or direct the disposition of the stock; or

●	The right to acquire beneficial ownership within 60 days after February 27, 2019.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities who owned of record or beneficially, on December 31, 2018, more than 5% of the Corporation’s outstanding common stock.

Name & Address	Amount & Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class
FMR LLC	811,342(1)	9.06%
245 Summer Street
Boston, MA 02210

The Banc Funds Company LLC affiliates	617,994 (2)	6.60%
20 North Wacker Drive, Ste. 3300
Chicago, IL 60606

BlackRock, Inc.	478,226(3)	5.30%
55 East 52nd Street
New York, NY 10055

Maltese Capital Management LLC	450,181 (4)	5.03%
150 East 52nd Street, 30th Floor
New York, NY 10022

(1) This information is based solely on Schedule 13G/A filed by FMR LLC with the SEC on February 12, 2019, reporting ownership as of December 31, 2018.

(2) This information is based solely on Schedule 13G/A filed by Banc Fund VII L.P., Banc Fund VIII, L.P., and Banc Fund IX L.P., Banc Fund X L.P., with the SEC on February 12, 2019 reporting ownership as of December 30, 2018.

(3) This information is based solely on Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2019 reporting ownership as of December 31, 2018.

(4) This information is based solely on Schedule 13G filed by Maltese Capital Management LLP with the SEC on February 11, 2019 reporting ownership as of December 31, 2018.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of February 27, 2019, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Corporation beneficially owned by each director, each nominee for director, each of the named executive officers and all executive officers and directors of the Corporation as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Nominees
Brian D. Brunner	20,266(2)	*
Cynthia A. Dotzel, CPA	50,044(3)	*
John W. Giambalvo, Esq.	10,228(4)	*
Jeffrey R. Hines, P.E.	13,564(5)	*
MacGregor S. Jones	37,196(6)	*
Larry J. Miller	125,793(7)	1.33%
Dallas L. Smith	59,061(8)	*
Harry R. Swift, Esq.	5,743(9)	*

Named Executive Officers
Craig L. Kauffman	5,065(10)	*
Larry D. Pickett, CPA	-	*
Charles T. Field, CPA	1,224(11)	*
Diane E. Baker, CPA	22,061(12)	*
Amy L. Doll	17,279(13)	*
Timothy J. Nieman	1,432(14)	*
A. Dwight Utz	10(15)	*

All Executive Officers and Directors as a Group	368,966	3.90%
(15 persons)

* Indicates beneficial ownership of less than 1%.
(1) Unless otherwise indicated, to the knowledge of the Corporation, all persons listed have sole voting and investment power with respect to their shares of Corporation common stock, except to the extent authority is shared by spouses under applicable law. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 27, 2019 (“presently exercisable stock options”).
(2) Includes 18,018 shares held jointly with Mr. Brunner’s spouse.
(3) Includes 7,046 shares issuable pursuant to presently exercisable stock options.
(4) Includes 2,893 shares held in a profit sharing plan for his benefit.
(5) Includes 1,670 shares held jointly with Mr. Hines’ spouse, 1,554 shares held by his spouse and 9,011 shares issuable pursuant to presently exercisable stock options.

(6) Includes 24,459 shares held jointly with Mr. Jones’ spouse, 4,678 shares held in his spouse’s IRA, and 3,332 shares issuable pursuant to presently exercisable stock options.
(7) Includes 27,736 shares held jointly with Mr. Miller’s spouse, 2,254 shares held jointly with his daughter, 2,254 shares held jointly with his son, 1,636 shares held in Mr. Miller’s IRA and 6,537 shares of unvested restricted stock.
(8) Includes 812 shares held in Mr. Smith’s spouse’s IRA and 25,134 shares issuable pursuant to presently exercisable stock options.
(9) Includes 578 shares held in Mr. Swift’s IRA.
(10) Includes 3,531 of unvested restricted stock and 1,500 shares held in Mr. Kauffman’s IRA.
(11) Mr. Field terminated his employment effective May 31, 2018. Beneficial shares not held with the Corporation’s transfer agent are not included, if applicable.
(12) Includes 3,340 shares of unvested restricted stock and 11,031 shares issuable pursuant to presently exercisable stock options.
(13) Includes 3,149 shares of unvested restricted stock and 11,243 shares issuable pursuant to presently exercisable stock options.
(14) Includes 1,350 shares of unvested restricted stock.
(15) Mr. Utz was terminated from his position as Executive Vice President and Chief Operating Officer of the Corporation on February 5, 2018. Beneficial shares not held with the Corporation’s transfer agent are not included, if applicable.

Executive Officers

The following table identifies each of the executive officers of the Corporation, their age as of April 5, 2019, the position they currently hold and their professional experience during the prior five years.

Name	Age	Position and Prior Professional Experience

Larry J. Miller	67

Chairman of the Board of the Corporation since 2015; President and Chief Executive Officer of the Corporation since 1986; Executive Chair of the Bank since March 8, 2016; and President and Chief Executive Officer of the Bank from 1981 through his retirement from such positions on March 8, 2016.

Craig L. Kauffman	55

Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank since August, 2018; Regional President of BB&T Bank, Lancaster, Pennsylvania from 2015 to August 2018; Pennsylvania CEO of Susquehanna Bank, Lancaster, Pennsylvania, 2013 through 2015.

Timothy J. Nieman, Esq.	53	Secretary and General Counsel of the Corporation and Bank since February 2018; General Counsel of the Corporation and Bank from January 2018 to February 2018; and Partner at Rhoads & Sinon, LLP from 2003 to 2017.

Larry D. Pickett, CPA	57

Treasurer of the Corporation since August, 2018; Executive Vice President and Chief Financial Officer of the Bank since August, 2018; Executive Vice President and Chief Financial Officer of Bay Bancorp, Inc., Columbia, Maryland, from January 2014 to June, 2018.

Diane E. Baker, CPA	48

Vice President of the Corporation since 2002; Secretary of the Corporation from July 2017 to February 2018; Assistant Treasurer and Assistant Secretary of the Corporation since February 2018; Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank since February 2018; Senior Vice President and Chief Risk Officer of the Bank from March 2016 to February 2018; Enterprise Risk Management Officer of the Bank from 2014 to March 2016.

INFORMATION CONCERNING COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

The Compensation Committee (referred to in this discussion as the “Committee”) assists the Board of Directors and maintains responsibility for establishing and implementing the Corporation’s executive compensation philosophy for the Corporation and the Bank (hereinafter referred to as the compensation policies of the Corporation), as well as monitoring adherence to the policies and practices of compensation programs maintained by the Corporation for all employees (including equity and non-equity-based incentive programs and retirement programs). This Compensation Discussion and Analysis section is intended to help our shareholders understand the Corporation’s compensation philosophy, objectives, components and practices. This section also describes the Committee’s decisions made during 2018 as they relate to the compensation of our named executive officers.

The following officers have been identified as our named executive officers:

Larry J. Miller-	Chairman, President and Chief Executive Officer of the Corporation; Executive Chairman of the Bank
Craig L. Kauffman-	President and Chief Executive Officer of the Bank; Executive Vice President and Chief Operating Officer of the Corporation
Larry D. Pickett-	Treasurer of the Corporation; Executive Vice President and Chief Financial Officer of the Bank
Charles T. Field -	Former Treasurer and Assistant Secretary of the Corporation; Former Executive Vice President and Chief Financial Officer of the Bank
Diane E. Baker-	Vice President, Assistant Treasurer and Assistant Secretary of the Corporation; Executive Vice President, Chief Operating and Chief Risk Officer of the Bank
A Dwight Utz-	Former President and Chief Executive Officer of the Bank
Amy L. Doll-	Senior Vice President, Chief Revenue and Chief Lending Officer of the Bank
Timothy J. Nieman-	Secretary and General Counsel of the Corporation

Executive Summary

Key 2018 Business Accomplishments

The 2018 year was a very successful one for the Corporation despite a very challenging regulatory environment. As we look back on the 2018 year as an organization, we are extremely proud of the following key accomplishments:

Key Strategic Accomplishments:

●	Hired highly qualified individuals to fill key executive positions with the Corporation and the Bank, including: Craig L. Kauffman as Executive Vice President and Chief Operating Officer of the Corporation and President/CEO of the Bank, Larry D. Pickett, CPA, as Treasurer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, Chad Clabaugh as Senior Vice President of Retail Sales and Service for the Bank, Kristen Heisey as Vice President and Director of Marketing & Client Experience, and E. Dennis Ginder as Senior Vice President and Chief Credit Officer of the Bank.

●	Opened the Bank’s first full-service Financial Center in Lancaster County, Pennsylvania, enhancing the Bank’s ability to generate new relationships and serve its clients in this rapidly growing market.

●	Further invested in the Maryland market by relocating the Bank’s growing Bel Air, Maryland Loan Production Office and the Bank’s Bel Air, Maryland Financial Center.

●	Expanded the Bank’s digital banking platform with the launch of a new business online banking solution to enhance our business clients’ online and mobile banking experiences and a new personal online banking solution that provides the Bank’s retail clients with a true omni-channel experience.

Key Financial Accomplishments:

●	Total assets grew to over $1.8 billion by the end of 2018, total loans and deposits approached $1.5 billion respectively, reflecting both continued organic growth throughout the year in both our core business and retail banking activities.

●	Total loans and deposits grew by 6.3 percent and 8 percent respectively in 2018, while net interest income improved by 7.3 percent.

●	Total assets under management for the wealth management division grew to over $725 million in 2018. Average assets under management resulted in 2018 fee income of $4.25 million, a 14.5 percent increase.

●	Earnings for the year ended December 31, 2018 were $2.08 per share basic and $2.06 per share diluted, as adjusted for stock dividends, with a return on average equity of 11.42 percent.

●	Net income, earnings per share, and return on average equity for 2018 each benefitted from the new corporate tax rate of 21 percent enacted as part of the 2017 Tax Cuts and Jobs Act. Combined with earning asset growth and a stable net interest margin, net income available to common shareholders for 2018 increased to $19.54 million, a 62.7 percent increase.

Key 2018 Compensation Program Attributes

The Committee strives to implement an executive compensation program that is aligned with the philosophy of the Corporation, as well as achieves the Corporation’s desired objectives. Overall, we believe that our compensation programs are fair, reasonable, competitive with our peers and reflective of best practices. Listed below are some of the key attributes of our compensation program, which form the basis for our opinion:

●	Our salaries are competitive with the median for comparably-sized financial institutions.

●	Our overall compensation program is performance-oriented and reflects our pay-for-performance culture.

●	We have strong risk-mitigating design principles, such as placing caps on our annual incentive opportunities, assessing performance across multiple measures - including asset quality, and including vesting requirements on our long-term incentive awards.

●	We seek and receive advice from independent experts in executive compensation.

2018 Compensation Decisions

The Corporation’s significant accomplishments in 2018, including those identified above, led to a number of decisions by the Committee and Board throughout the year that reflect the desire to retain and motivate an employee base and executive team that will continue to challenge each other for performance results. Key highlights as they relate to compensation programs or actions include:

●	Mid-year salary adjustments for certain named executive officers to more closely reflect market value for such positions.

●	Continued inclusion of performance goals and caps in our annual executive incentive plan to promote short-term, but responsible, growth.

●	Continued reliance on equity grants with various vesting periods to incent retention and promote long-term stock appreciation.

The remainder of this Compensation Discussion & Analysis, as well as the Summary Compensation Table and supporting tabular disclosures, are intended to provide greater detail on the compensation philosophy, roles, programs, processes, and actions in 2018.

Executive Compensation Philosophy and Objectives

The Committee believes the success of the Corporation is driven through hiring, developing and retaining qualified executives who are motivated to perform for the benefit of our shareholders, the community, clients and employees. The executive compensation program is designed to:

●	Further the strategic goals of the Corporation.

●	Align the interests of our executives with our shareholders.

●	Be balanced in terms of the mix of cash and equity compensation payable under the program.

●	Be competitive with our peers.

●	Motivate and reward executives for achievement of high levels of performance against defined goals and objectives – both short- and long-term.

●	Enable the Corporation to attract and retain key executives capable of maximizing the Corporation’s performance.

●	Be prudent and fiscally responsible.

●	Ensure regulatory compliance.

●	Provide for a balanced mix of fixed and variable compensation.

●	Motivate and reward executives without encouraging undue risk-taking which could materially threaten the safety and soundness of the Corporation or any individual business unit.

The Corporation seeks to provide all of its executive officers with a comprehensive program of compensation and benefit opportunities consistent with prevailing practices among publicly-traded financial services organizations of similar asset size (including slightly smaller and slightly larger), market profiles, operating circumstances and regionally similar geographic locations. The Committee believes that this level of market competitiveness appropriately positions the Corporation to attract, motivate, reward and retain the caliber of executive talent required to enable the Corporation to achieve its short- and long-term strategic goals and objectives. When deemed necessary by the Committee, position values are established based on compensation practices of larger institutions with which the Corporation competes for executive talent in its local and regional labor market.

The executive compensation program is intended to provide participating executives with a balanced and market-competitive mix of fixed and performance-based variable compensation and benefit provisions. The variable compensation features include annual cash incentives to reward short-term performance relative to our annual business plans and long-term incentives, in the form of equity grants, to reward future performance of the Corporation and increased shareholder value. Short- and Long-Term incentives are designed to focus executives’ efforts on the strategic goals and objectives of the Corporation and to link executives’ financial rewards with the interests of the Corporation’s shareholders.

All components of compensation, both fixed and variable are targeted at the median of our industry peer group, as identified by the Committee in consultation with its compensation consultant. The variable incentive award opportunities allow executives to earn total compensation which is above the median of industry norms when their individual and collective performance significantly exceeds established goals and objectives as outlined in the Corporation’s strategic plan or goals and objectives established for their positions. When corporate and or individual performance is below goals and objectives, variable compensation plans are designed to result in compensation that lags behind the market.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee is appointed by the Corporation’s Board of Directors to discharge the Board’s responsibilities relating to compensation of the Corporation’s executive officers and other key employees of its subsidiaries. Seven members of our Board of Directors sit on the Committee, each of whom is an independent director under the NASDAQ Stock Market listing requirements. To fulfill its responsibilities, the Committee meets at least quarterly throughout the year (met nine times in 2018). The Chair of the Committee reports on Committee actions at meetings of the Board of Directors. Written minutes of Committee meetings are prepared, presented to and accepted by the Board.

The Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs of the Corporation applicable to its key executives. In discharging its responsibilities, the Committee establishes the Corporation’s general compensation philosophy, and oversees the development and implementation of the Corporation’s executive compensation programs and related policies.

The Committee reviews the operation and effectiveness of the executive compensation program on a continuous basis discussing current regulatory issues, industry trends and internal Corporation needs with respect to executive compensation.

The Committee may request information from management about the Corporation, the performance of the business and the executive compensation program to evaluate effectiveness and to recommend program modifications and changes for Board consideration. It may also recommend to the Board changes in the scope of its responsibilities beyond the positions currently designated as “executive” to include other critical positions in the Corporation.

Based upon corporate goals and objectives approved by the Board, the Compensation Committee annually reviews and approves corporate goals and objectives that are specifically relevant to both the Bank’s Executive Chairman and Chief Executive Officer’s compensation and evaluates their respective performance in light of those goals and objectives. Based on such evaluation, the Committee sets the compensation including base salary, incentive compensation, employment terms (such as severance agreements, employment agreements and change in control agreements, if and when appropriate, and equity-based awards or special or supplemental benefits) of both the Bank’s Executive Chairman and Chief Executive Officer subject to ratification by the full Board of Directors. In determining compensation, the Compensation Committee may consider, among other factors, the Corporation’s performance and relative shareholder return, the nature, extent and acceptability of risks that both the Bank’s Executive Chairman and Chief Executive Officer may be encouraged to take by such compensation, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Bank’s Executive Chairman and Chief Executive Officer in past years.

In addition to determining both the Bank’s Executive Chairman and Chief Executive Officer compensation, the Committee annually reviews and recommends to the Board for approval the compensation of executive officers other than the Executive Chairman and Chief Executive Officer.

The Committee is also responsible for reviewing the Bank’s incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans. Unless their administration is otherwise delegated in accordance with the provisions of such plans, the Committee administers such plans, including determining any incentive or equity-based awards to be granted to executive officers, and other key employees under such plans.

In order to discharge its responsibilities, the Committee has the authority and is provided the resources to obtain advice and assistance from internal or external legal, compensation, human resource, accounting and other advisors or consultants as it deems necessary or appropriate. These services are provided as a matter of practice as requested by the Committee and such advisors report directly to the Committee.

Details on the Committee’s functions are more fully described in its charter. As part of its responsibilities, the Committee reviews its charter in the development of an annual work plan and recommends any proposed changes to the Board for approval. The Committee’s Charter can be viewed at the Corporation’s website, www.peoplesbanknet.com by clicking on the Investor Relations tab at the bottom of the home page and then clicking on “Governance Documents”.

The Committee will continue to review, evaluate, and revise the compensation philosophy as appropriate to meet its desired objectives.

Role of the Compensation Consultant

The Committee has the authority to hire, terminate, and seek the services of compensation consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the Committee. As a matter of general policy the Committee does not prohibit its advisors from providing services to management, but any such engagements must be approved by the Committee.

The Committee hired the independent outside consulting firm Meridian Compensation Partners, LLC, Newton, MA, sometimes referred to in this discussion as Meridian, which specializes in executive and board compensation. Meridian reports directly to the Committee and carries out its responsibilities to the Committee in coordination with the human resources department, as requested by the Committee. Meridian only provides services on behalf of the Committee and did not perform any additional services to the Corporation during 2018.

Role of Management

The Committee often requests other non-committee members of the Board and one or more members of the Bank’s executive or senior management, such as the Executive Chairman, Chief Executive Officer and the Chief Administrative Officer, to be present at Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Although the Committee is ultimately responsible for executive compensation decisions, information and input from senior management is critical to ensuring the Committee and its advisors have the information needed to make informed decisions. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members vote on decisions regarding executive compensation. In all cases, no executive officer shall be present at meetings at which their compensation or performance is discussed or determined by the Committee.

Below is a summary of the role of management in assisting the Committee to discharge its responsibilities:

●	The Bank’s Executive Chairman and/or Chief Executive Officer develop recommendations for corporate goals and corresponding weightings and incentive performance metrics for the annual executive incentive plan and presents the same to the Committee for its consideration. The Committee has final approval of the goals, weightings and metrics to be used for purposes of the annual executive incentive plan.

●	The Bank’s Chief Executive Officer presents performance summaries and recommendations relating to the other named executive officers and other key executives’ compensation to the Committee for its review and approval. The Committee Chair ensures feedback is shared with the full Board for the purposes of making informed compensation decisions.

●	As deemed necessary, the Executive Chairman, Chief Executive Officer and Chief Administrative Officer provide the Committee with data necessary to evaluate and implement compensation proposals and programs.

●	The Chief Administrative Officer coordinates external legal support related to employment agreements and retirement programs.

●	The Chief Administrative Officer provides data and information to the Committee, as requested, and also assists the Committee Chair in determining the logistics and agenda for the meeting.

●	At the direction of the Committee, the Chief Administrative Officer works with outside consultants to provide data and information relative to the Committee’s needs and objectives.

Factors Considered in Determining Executive Compensation

The Committee’s compensation decisions throughout the year were supported by various analyses, information and input including, but not limited to:

●	Total compensation philosophy and objectives.

●	Pay target guidelines as developed in consultation with our independent compensation consultant.

●	Strategic plans and performance relative to annual goals.

●	Competitive benchmarking reviews conducted by our independent compensation consultant.

●	Risk assessment/mitigation considerations.

●	Individual performance, overall leadership, and potential.

●	Individual performance related to leading and upholding the Corporation’s vision, mission and values.

●	External influences, economic conditions and industry factors.

●	Executive recruitment and retention considerations.

●	Best/emerging practices as provided by outside consultants.

●	Changing regulations.

●	Director and Committee input as gathered during executive sessions.

●	Internal equity considerations.

●	Cost, tax, and accounting considerations.

Competitive Benchmarking

In 2018, Meridian was retained by the Committee to conduct a comprehensive review of the Corporation’s executive compensation program. The purpose of this review was to provide an independent and objective analysis of all elements of compensation (individually and in the aggregate), including pay and performance alignment relative to the practices of a new market and peer group prompted by the growth of the organization. In addition, the Committee reviewed best/emerging practices as provided by Meridian in relation to key compensation governance institutions and shareholder advisory firms. Ultimately, the combination of information derived from Meridian regarding competitive market data and the Committee’s review of compensation governance best practices was determined to support the compensation decisions previously made and, yet to be made, for the organization.

A primary data source used in setting competitive market practices for the named executive officers is the information publicly disclosed by a peer group of other publicly traded bank holding companies. This peer group was developed by Meridian using objective parameters that reflect institutions of similar asset size operating within our geographic region, and was ultimately discussed with and approved by the Committee. The peer group will be reviewed and updated from time to time, as appropriate, since comparable institutions may change depending on the current size of the Corporation, acquisitions and business focus of the Corporation or peer institutions. Overall, the goal is to maintain data from a group of comparative bank holding companies that provide a market perspective for executive compensation.

The 2018 peer group consisted of 24 bank holding companies in Pennsylvania and contiguous states ranging from approximately $1 billion to $3 billion in assets, positioning the Corporation slightly above the median in terms of asset size.

The following is the peer group used as a result of the November 2018 review conducted by Meridian:

Arrow Financial Corporation	CNB Financial Corporation
Access National Corporation	Peoples Financial Services Corp.
Chemung Financial Corporation	BCB Bancorp, Inc.
Penns Woods Bancorp, Inc.	Old Line Bancshares, Inc.
First Bank	Republic First Bancorp, Inc.
The Community Financial Corporation	Orrstown Financial Services, Inc.
ACNB Corporation	First Community Bancshares, Inc.
Howard Bancorp, Inc.	C & F Financial Corporation
American National Bankshares Inc.	Unity Bancorp, Inc.
Community Bankers Trust Corporation	Southern National Bancorp of VA
Shore Bancshares, Inc.	SB One Bancorp
Mid Penn Bancorp, Inc.	Evans Bancorp, Inc.

In addition to the peer group data, Meridian used several other sources of data to identify general compensation trends with respect to cash compensation (i.e., base salary and incentives), including comparative data from industry surveys using the appropriate scope (asset size and region) and a proprietary database of national banking compensation data. Data utilized reflected institutions representing similar asset size and region to the Corporation.

Information derived from the competitive market analysis was used by Meridian to develop market competitive guidelines intended to support the Corporation’s total compensation philosophy. Using this information, Meridian then presented to the Committee the guidelines for base salary, short and long-term incentive targets and estimated total direct compensation (assuming all elements paid at expectation/goal levels), so the Committee could see the potential pay and range of pay for each executive role. These guidelines provided a framework for consideration by the Committee in setting future compensation levels as described below.

Total Compensation and Performance Alignment

The Committee seeks to ensure that the total compensation package paid to executives is considered in the aggregate (i.e., the sum of its parts) and is properly aligned with the Corporation’s performance. The Corporation’s performance is evaluated relative to a number of factors, including corporate and individual performance in light of our own performance targets and industry/peer results, overall financial performance and strategic accomplishments that position the Corporation for success going forward. Performance goals in our incentive plans are positioned at levels that are achievable, but require increased effort on the part of our executive officers and other key employees.

The Committee receives regular updates on the Corporation’s performance relative to performance goals and industry realities.

The Committee will continue to refine its assessment processes and peer groups to ensure its comparisons are appropriate.

Risk Assessment/Mitigation Considerations

As a bank holding company with its principal subsidiary a Pennsylvania-chartered bank, both of which are subject to significant federal and state regulation and regulatory oversight, the Corporation has always adhered to defined risk guidelines, practices and controls designed to ensure the safety and soundness of the organization. Our management and Board of Directors conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice, supplemented by our internal audit and compliance function.

Annually, the Committee reviews the Bank’s executive incentive plans and assesses the extent to which incentives established by these policies relate to or influence excessive risk-taking on the part of participating employees. The Committee reviewed the plans in January 2019, including a discussion of the revised and expanded annual executive incentive plan, and the performance goals driving awards under these plans. The performance goals include measures intended to ensure that participating executives do not engage in activities or behaviors that create undue risk for the Corporation.

The Committee approved a clawback policy in 2016 that requires, to the extent legally permitted, the return, repayment or forfeiture of any annual or long-term incentive compensation payment or award made or granted to any current or former executive officer if the payment or award was based on financial statements filed with the SEC within the prior 3-years that were subject to a restatement due to noncompliance with the rules and regulations of the SEC or misconduct by an executive officer or other key employees.

Assessing Industry Competitiveness

Based on the information provided by Meridian, as well as national and regional compensation practice survey reports for financial services companies with assets of similar size and scope to the Corporation, the Committee believes the types and levels of compensation provisions included in our executive compensation program are consistent with current features and “best practices” among organizations of similar size, regional geography and type.

Compensation Components and 2018 Decisions

The Corporation’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following section summarizes the role of each component in the decision making process, how decisions are made and the resulting 2018 decision with respect to the named executive officers.

Base Salary

Objective. The Corporation believes the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.

Typically, the Committee sets base salary for each executive in January of each year. Salaries are determined in consideration of the competitive market for similar roles, as well as each individual’s experience, performance and contributions. Input from the Bank’s Chief Executive Officer is considered in setting executive salaries, while the Committee is solely responsible for recommending the Bank’s Executive Chair and Chief Executive Officer’s salaries.

Annual opportunities for salary increases may be affected by changes in the market value of the position, but are based primarily on the performance of the individual during the most recent performance period.

2018 and 2019 Decisions. The Committee retained Meridian to complete an executive total compensation review, using a new peer group including financial organizations with assets between $1 billion and $3 billion in Pennsylvania and contiguous states. In December 2018, after thoroughly reviewing the results of the 2018 executive total compensation review, the Committee affirmed its previous direction to establish base salary compensation in relation to the peer group benchmarks. The Committee approved the following base salary adjustments:

Base Salary Adjustments

Named Executive Officer	Bank Title	2018 Base Salary(1)		% Increase	2019 Base Salary
Larry J. Miller(2)	Executive Chairman	$405,000		-7.4%	$375,000
Larry D. Pickett (3)	EVP, Chief Financial Officer	$250,000		2.6%	$256,500
Charles T. Field(4)	EVP, Chief Financial Officer	$225,000		N/A	N/A
Craig L. Kauffman(5)	Chief Executive Officer	$350,000		7.1%	$375,000
Diane E. Baker(6)	EVP, Chief Operating and Risk Officer	$260,000	(7)	3.5%	$269,000
Amy L. Doll	SVP, Chief Revenue and Chief Lending Officer	$262,000		2.5%	$268,500
Timothy J. Nieman(8)	Secretary and General Counsel	$220,000		2.3%	$225,000
A. Dwight Utz(9)	Chief Executive Officer	$390,000		N/A	N/A

(1) Base salary amounts reflect any interim increases made during 2018.
(2) Mr. Miller continues to serve as Executive Chairman of the Bank and President and Chief Executive Officer of the Corporation. Mr. Miller fulfilled the responsibilities of Bank President and Chief Executive Officer from February 6, 2018 through August 16, 2018 due to the departure of Mr. Utz. As a result of these additional responsibilities, Mr. Miller received an increase in base salary approved by the Compensation Committee on February 13, 2018. Mr. Miller’s base salary was reduced effective January 1, 2019 in recognition of the continuing transfer of Bank responsibilities to Mr. Kauffman.
(3) Mr. Pickett was appointed as EVP and Chief Financial Officer of the Bank and Treasurer of the Corporation on August 9, 2018.
(4) Mr. Field served as EVP and Chief Financial Officer of the Bank and Treasurer of the Corporation until his resignation effective May 31, 2018.
(5) Mr. Kauffman was hired as President and Chief Executive Officer of the Bank, and EVP and Chief Operating Officer of the Corporation effective August 16, 2018.
(6) Ms. Baker was appointed and served as Secretary of the Corporation until February 13, 2018 and as interim Treasurer and Interim Chief Financial Officer of the Bank from June 1, 2018 through August 8, 2018. She was appointed Assistant Treasurer and Assistant Secretary of the Corporation February 13, 2018.
(7) Ms. Baker’s salary was increased by $24,000 effective June 11, 2018 as an interim merit increase.
(8) Mr. Nieman was hired as General Counsel of the Corporation and the Bank effective January 2, 2018, and appointed Secretary of the Corporation and the Bank effective February 13, 2018. Mr. Nieman’s salary was increased by $15,000 effective June 11, 2018 as an interim merit increase.
(9) Mr. Utz was terminated as President and Chief Executive Officer effective February 5, 2018.

Annual Incentives

Objectives and Process. The objective of the Bank’s annual executive incentive plan, adopted on February 13, 2018, is to motivate and reward key members of management for achieving specific corporate and individual performance goals that support the Corporation’s strategic plan through the use of cash awards. Awards under this plan represent compensation that must be earned (and re-earned each year) based upon corporate and individual performance.

The proposed corporate performance goals for the incentive plan are developed by the Chief Executive Officer of the Bank based on budget projections and is typically presented by the Chief Executive Officer to the Committee by February of each year. To support and enhance the team dynamics among the executive group, the corporate performance goals are identical for each participant. Each member of the executive group also has personal performance goals that reflect each executive’s unique role and responsibilities. Once the performance goals are finalized and approved by the Committee, the goals are presented to the full Board for final approval.

The annual executive incentive plan provides target payout opportunities that are intended to be consistent with those offered by the Corporation’s peers. The targets and performance measures for the 2018 compensation year are described below. In the event that awards are not triggered in a plan year due to a failure to achieve the threshold goal, the Board of Directors may create a pool equal to 3% of the base compensation of plan participants, other than the current Executive Chairman and current Chief Executive Officer of the Bank, and pay awards to such participants in such amounts as the Board deems appropriate to reflect exceptional individual performance, if any.

Pursuant to the provisions of the 2018 Executive Incentive Plan, the Compensation Committee may “terminate, modify, or amend this plan. Amendments can include adjustments to award calculations for any significant extraordinary financial items” occurring in any given time period.

Award Opportunity: The table below illustrates the 2018 award opportunities (expressed as a percentage of base salary) available under our annual executive incentive plan upon achievement of the Corporate performance measure.

Participant	Threshold Performance	Target Performance	Maximum Performance
Executive Chairman	12.5%	25%	37.5%
Chief Executive Officer & President of the Bank	12.5%	25%	37.5%
Other Named Executive Officers	10%	20%	30%

Trigger/Gate: Prior to the payment of any award under the plan, the Corporation’s external auditors must attest to the financial performance of the Corporation to determine whether the performance measure was achieved. The Bank’s Executive Chair and/or Chief Executive Officer reviews the financial performance generally and in relation to the strategic goals.

Performance Measures: The 2018 performance measures were aligned with the corporate strategy and business plan and included financial performance of the Bank based on net income, return on equity and efficiency ratio as well as individual goals as determined by the Bank’s Executive Chair and/or Chief Executive Officer. The Committee believed these measures would drive the appropriate focus by the executive team on overall performance of the Corporation.

Weightings for each measure were established by the Committee and approved unanimously in February 2018. The following tables summarize the goals and possible payouts based on 2018 performance.

Executive Chairman

Performance Measure	Weighting	Threshold - Target – Optimum Incentive Opportunity (% of base salary)	Threshold - Target – Stretch Goals
Net Income	50%	12.5% - 25.0% - 37.5%	$15,853-$17,614-$19,376
Return on Equity	15%	12.5% - 25.0% - 37.5%	9.34% - 10.32% - 11.30%
Efficiency Ratio	20%	12.5% - 25.0% - 37.5%	67.7% - 65.70% - 63.70%
Individual Performance	15%	12.5% - 25.0% - 37.5%	Personal Goals as Determined by Compensation Committee
TOTAL	100%	12.5% - 25% - 37.5%

Chief Executive Officer

Performance Measure	Weighting	Threshold - Target – Optimum Incentive Opportunity (% of base salary)	Threshold - Target – Stretch Goals
Net Income	50%	12.5% - 25.0% - 37.5%	$15,853-$17,614-$19,376
Return on Equity	15%	12.5% - 25.0% - 37.5%	9.34% - 10.32% - 11.30%
Efficiency Ratio	20%	12.5% - 25.0% - 37.5%	67.7% - 65.70% - 63.70%
Individual Performance	15%	12.5% - 25.0% - 37.5%	Personal Goals as Determined by Compensation Committee
TOTAL	100%	12.5% - 25.0% - 37.5%

Chief Financial Officer, Chief Operating and Risk Officer & General Counsel

Performance Measure	Weighting	Threshold - Target – Optimum Incentive Opportunity (% of base salary)	Threshold - Target – Stretch Goals
Net Income	50%	10.0% - 20.0% - 30.0%	$15,853-$17,614-$19,376
Return on Equity	15%	10.0% - 20.0% - 30.0%	9.34% - 10.32% - 11.30%
Efficiency Ratio	20%	10.0% - 20.0% - 30.0%	67.7% - 65.70% - 63.70%
Individual Performance	15%	10.0% - 20.0% - 30.0%	Personal Goals as Determined by Compensation Committee
TOTAL	100%	10.0% - 20.0% - 30.0%

Chief Lending Officer

Performance Measure	Weighting	Threshold - Target – Optimum Incentive Opportunity (% of base salary)	Threshold - Target – Stretch Goals
Net Income	50%	10.0% - 20.0% - 30.0%	$15,853-$17,614-$19,376
Return on Equity	15%	10.0% - 20.0% - 30.0%	9.34% - 10.32% - 11.30%
Efficiency Ratio	10%	10.0% - 20.0% - 30.0%	67.7% - 65.70% - 63.70%
Individual Performance	25%	10.0% - 20.0% - 30.0%	Personal Goals as Determined by Compensation Committee
TOTAL	100%	10.0% - 20.0% - 30.0%

Individual Performance Factor: The Board of Directors retains discretion under the plan to adjust an individual’s award, down 100% or up to 150%, taking into account the individual’s performance during the year. A decision to make an adjustment is based on input from the Bank’s Chief Executive Officer as to all other participants, or the Committee, as to the Executive Chairman and Chief Executive Officer. The Board of Directors retains discretion to suspend payments under the plan if it determines that excessive risk has been taken by one or more individuals.

2018 Awards: For 2018, performance fell within the Stretch measure. The following table summarizes the 2018 annual incentive awards paid pursuant to the annual executive incentive plan adopted in February 2018 to the Executive Chairman, Chief Executive Officer and the other named executive officers.

Named Executive Officer	Bank Title	2018 Non-Equity Incentive Awards	Percentage of Base Salary
Larry J. Miller	Executive Chairman	$144,281	35.6%
Larry D. Pickett	EVP, Chief Financial Officer	-	0.0%
Charles T. Field	EVP, Chief Financial Officer	-	0.0%
Craig L. Kauffman	President & Chief Executive Officer	-	0.0%
Diane E. Baker	EVP, Chief Operating Officer, Chief Risk Officer	$74,100	28.5%
Amy L. Doll	SVP, Chief Revenue & Lending Officer	$74,670	28.5%
Timothy J. Nieman	General Counsel	$62,700	28.5%
A. Dwight Utz	President & Chief Executive Officer	-	0.0%

Long-Term Incentive/Equity Compensation

Objectives. The granting of equity-based incentives is viewed as a desirable long-term incentive compensation strategy because it closely links the interest of management with shareholder value, aids in employee retention, and motivates executives to improve the long-term stock market performance of our common stock.

When granting equity-based incentives to executives, the Committee considers the competitive market practice, corporate performance and individual performance. The Committee also considers the Bank’s Chief Executive Officer’s recommendations for other named executive officers, which are based upon each executive’s level of responsibility and contribution towards achievement of our business plan and objectives. The Committee is authorized, in its discretion, to grant equity-based awards under the Corporation’s existing Long-Term Incentive Plan and upon such terms and conditions as the Committee may determine. Historically, equity-based incentive awards have been granted on an annual basis in the form of stock options and restricted stock.

2018 Award Decisions. In December 2018, the Executive Chairman and Chief Executive Officer presented recommendations for equity-based long-term incentive awards to executive officers (other than themselves) in the form of restricted stock grants and stock options to the Committee. The recommendations were based on an analysis of best practices among our peer group relative to equity awards and guidelines provided by Meridian. On the basis of these recommendations and the guidelines provided by Meridian, the Committee approved equity awards in the form of restricted stock grants to the Bank’s Executive Chairman and Chief Executive Officer and of restricted stock grants and stock options to other key executives, which vest in equal amounts over a three year period. The 2018 grants awarded to the named executive officers on December 11, 2018 are summarized below and in the Grants of Plan Based Awards Table on page 40. All awards were made under the Corporation’s 2017 Long-Term Incentive Plan (the “2017 Plan”).

2018 Awards

Named Executive Officer	Bank Title	Grant Date	Restricted Shares Granted (#)		Option Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Larry J. Miller	Executive Chairman	12/11/2018	4,229		-	-	100,989
Larry D. Pickett	EVP, Chief Financial Officer	n/a	-		-	-	-
Charles T. Field	EVP, Chief Financial Officer	n/a	-		-	-	-
Craig L. Kauffman	President & Chief Executive Officer	8/16/2018	1,609	[1]	-	-	50,233
		12/11/2018	1,842		-	-	43,987
Diane E. Baker	EVP, Chief Operating Officer, Chief Risk Officer	12/11/2018	1,947		2,940	$23.88	61,991
Amy L. Doll	SVP, Chief Revenue Officer, Chief Lending Officer	12/11/2018	1,664		2,513	$23.88	52,982
Timothy J. Nieman	Secretary & General Counsel	12/11/2018	1,350		2,039	$23.88	42,985
A. Dwight Utz	President & Chief Executive Officer	n/a	-		-	-	-

1 Shares were granted in conjunction with Mr. Kauffman’s offer of employment and do not reflect adjustment for 2018 stock dividend.

In total, the Corporation granted 17,924 non-qualified stock options and 21,507 shares of restricted stock under the 2017 Plan to the Corporation’s executive and other officers in 2018. The 2017 Plan originally reserved 345,531 shares (adjusted for stock dividends) of the Corporation’s common stock for issuance, of which 312,477 shares remain available for issuance as of December 31, 2018.

Perquisites and Other Benefits

The Corporation provides select executives perquisites and other benefits described below, which the Committee believes are reasonable and consistent with the Corporation’s overall compensation philosophy. The Committee regularly reviews and refines executive benefits to ensure market competitiveness.

Executive Perquisites. The Corporation provides a limited number of perquisites to key executives that the Committee believes are necessary for conducting business, are reasonable and enable us to attract and retain high performing employees for our key executive officers. These benefits also allow our executives to maintain direct contact and involvement with current and prospective clients, as well as non-profit organizations in the communities in which we do business. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The primary perquisites are: corporate owned automobiles for certain executives, club memberships for certain executives and life and disability insurance programs. These perquisites represent a relatively insignificant portion of the total compensation of each named executive officer. The aggregate incremental cost to the Corporation for these perquisites is set forth in the Summary Compensation Table under the “All Other Compensation” column and related notes.

Employment and Change in Control Agreements with Named Executive Officers. The Corporation is party to employment agreements with Mr. Miller, Executive Chairman of the Bank, and Mr. Kauffman, President and Chief Executive Officer of the Bank. The Corporation is party to change in control agreements with Mr. Pickett, Executive Vice President and Chief Financial Officer of the Bank; Ms. Doll, Senior Vice President, Chief Revenue and Chief Lending Officer of the Bank; Ms. Baker, Executive Vice President, Chief Operating and Chief Risk Officer of the Bank; and Mr. Nieman, Secretary and General Counsel of the Bank. The Board of Directors views such agreements as integral in ensuring the continued dedication of the executives to the Corporation and promoting stability of management, particularly in the event of a change in control of the Corporation. These agreements are described further under “Employment Agreements” on page 45.

Long-Term Nursing Care Agreement. On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Mr. Miller, with the final premium installment paid in 2013. The policy was originally purchased on May 27, 2003. The cost of long-term nursing care is a growing concern among executives as they transition through life phases. The Compensation Committee believes that good health care planning reduces the amount of time and attention that Mr. Miller must spend on that topic and maximizes the net financial reward to Mr. Miller of the compensation he receives from the Corporation.

Supplemental Long-Term Disability Program. The Corporation provides supplemental long-term disability insurance for Mr. Miller, Ms. Baker, Ms. Doll and other key executives. Starting in 2019 the Corporation will provide supplemental long-term disability insurance for Mr. Kauffman, Mr. Pickett and Mr. Nieman. The policy is designed to supplement coverage, in the event of a disability, to bridge the gap between payments under the Corporation’s general short- and long-term disability plans and the executive’s salary.

Employee Stock Bonus Plan. In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance-based compensation. As of December 31, 2018, 20,111 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares were issued under the Employee Stock Bonus Plan in 2018.

Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan. The Employee Stock Purchase Plan (“ESPP”) was designed to encourage and enable employees of the Corporation and its subsidiaries to acquire an ownership interest in the Corporation through a regular investment program. The Corporation believes that employees who participate in the ESPP will have a closer identification with the Corporation by virtue of their ability, as shareholders, to participate in the Corporation’s growth and earnings, and will be motivated to improve their job performance accordingly. Under the terms of the ESPP, employees may use payroll deductions to purchase stock of no more than 2,000 shares per year. The purchase price for shares purchased under the ESPP currently represents a 15% discount to the fair market value of the shares on the semi-annual purchase date.

401(k) Retirement Plan. The Bank maintains and sponsors a defined contribution 401(k) retirement plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986, as amended, and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended.

Each Bank employee who has attained the age of 21, and at the time of hire is expected to complete 1,000 hours of service within 12 months of employment, may participate in the 401(k) plan on the first day of the month following the third month of employment, providing he/she remains employed as of that date. An eligible employee may elect to contribute certain portions of salary, wages, or commissions to the 401(k) plan. Generally, eligible employees may contribute up to 100% of their compensation, subject to statutory deductions and limitations. In 2018, the Bank matched 100% of each employee’s contribution up to 4% of the employee’s eligible wages. Employee and employer contributions to the 401(k) plan vest immediately.

Officer Group Term Replacement Insurance Plans. The Bank provides an officers’ life insurance program for certain Bank officers, including each of the named executive officers. This program provides a death benefit to the named executive officer’s beneficiary in an amount equal to three (3) times the officer’s highest base salary during employment up to $1,000,000; provided, the officer is employed by the Corporation at the time of his or her death. Under this program, the Bank is the beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the officers’ families in the case of death.

Messrs. Kauffman, Pickett and Nieman as new hires in 2018 were covered under the Group Term Life Plan providing for three (3) times base salary up to $350,000, and will be eligible for Officer Group Term Replacement Insurance Plans in 2019.

Other Benefits. The named executive officers also participate in the Corporation’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, short and long-term disability insurance, and discounts on the Corporation’s products and services.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Committee has considered the impact of Accounting Standards Codification Topic 718, as issued by the FASB, on the Corporation’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code limits the deduction of compensation paid to named executive officers to $1,000,000. Prior to the enactment of the Tax Cuts and Jobs Act (the “Act”) in December, 2017, “performance based” compensation was an exception under Code Section 162(m) and thus not subject to the $1,000,000 limit on deductibility. The Act, however, removed the exception under Code Section 162(m) for qualified performance-based compensation with certain limited exceptions. In the Corporation’s case, based on the current compensation of the named executive officers, the Corporation does not believe Section 162(m) will be triggered for our Chief Executive Officer, Chief Financial Officer or the other named executive officers in 2019, but will consider this in future years.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors of

Codorus Valley Bancorp, Inc.

Jeffrey R. Hines, P.E. (Chair)

John W. Giambalvo, Esq. (Vice Chair)

Brian D. Bruner

Cynthia A. Dotzel, CPA

MacGregor S. Jones

Dallas L. Smith

Harry R. Swift, Esq.

Executive Compensation Tables

The following tables set forth for the fiscal years ending December 31, 2018, 2017, and 2016 the compensation which the Corporation and its subsidiaries paid to its named executive officers.

2018 Summary Compensation Table

The table below reflects information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries of those persons who were:

●	the Chief Executive Officer, Chief Financial Officer and any person who served in such capacity during the fiscal year ended December 31, 2018;

●	the President and Chief Executive Officer of the Bank;

●	the three most highly compensated executive officers of the Bank other than the Chief Executive Officer and Chief Financial Officer who were serving at December 31, 2018; and

●	the former President and Chief Executive Officer of the Bank.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Larry J. Miller, President and Chief Executive Officer of the Corporation, Executive Chairman of PeoplesBank	2018	387,116	-	100,989	--	144,281	70,632	28,973	731,991
	2017	250,000	50,000	60,000	--	60,413	65,550	27,348	513,311
	2016	292,000	--	49,988	--	47,118	65,247	27,312	481,665
Larry D. Pickett, CPA, Treasurer of the Corporation and Executive Vice President & Chief Financial Officer of PeoplesBank	2018	93,269	25,000(8)	--	--	--	--	50	118,319
	2017	--	--	--	--	--	--	--	-
	2016	--	--	--	--	--	--	--	-
Charles T. Field, CPA, Former Treasurer of the Corporation and Senior Vice President & Chief Financial Officer of PeoplesBank	2018	103,039	--	--	--	--	--	9,994	113,033
	2017	221,539	--	33,737	11,245	53,022	--	10,600	330,143
	2016	27,288	12,500	12,492	--	--	--	--	52,280
Craig L. Kauffman, Chief Operating Officer of the Corporation and President & Chief Executive Officer of PeoplesBank	2018	123,846	50,000(9)	94,220	--	--	--	5,364	273,430
	2017	--	--	--	--	--	--	--	-
	2016	--	--	--	--	--	--	--	-

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Diane E. Baker, CPA,Executive Vice President &Chief Operating & Risk Officer of PeoplesBank	2018	248,923	--	46,494	15,496	74,100	--	12,589	397,602
	2017	225,500	--	33,737	11,245	53,140	--	11,270	334,892
	2016	183,846	--	33,734	11,250	40,482	--	7,790	277,101
Amy L. Doll, Senior Vice President & Chief Revenue & Lending Officer of PeoplesBank	2018	262,000	--	39,736	13,246	74,670	--	22,752	412,404
	2017	250,000	--	37,489	12,495	58,913	--	22,936	381,833
	2016	230,000	--	33,734	11,250	45,701	--	9,397	330,082
Timothy J. Nieman, Secretary and General Counsel of the Corporation and Secretary and General Counsel of PeoplesBank	2018	208,346	10,000(10)	32,238	10,747	62,700	--	9,856	333,887
	2017	--	--	--	--	--	--	--	-
	2016	--	--	--	--	--	--	--	-
A. Dwight Utz, Former Chief Operating Officer of the Corporation and President & Chief Executive Officer of PeoplesBank	2018	46,500	--	48,760	--	--	--	363,565	458,825
	2017	390,000	--	--	--	97,500	--	32,482	519,982
	2016	370,000	--	93,998	--	88,347	--	12,048	564,393

(1) Pursuant to SEC rules, compensation is only shown for each Named Executive Officer in each of the years in which the individual met the criteria of a Named Executive Officer.
(2) Amounts represent the grant date fair values of restricted stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2018, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or about March 15, 2019.
(3) Amounts represent the grant date fair values of the options computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2018, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or about March 15, 2019.
(4) Payments characterized as “Non-Equity Incentive Plan Compensation” for the fiscal year ended December 31, 2018 were earned through the Executive Incentive Plan. The payments were approved by the Compensation Committee on February 12, 2019 and paid March 15, 2019.
(5) Reflects change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPS), described on page 44 under the heading “Nonqualified Deferred Compensation Table”
(6) All other compensation primarily consists of matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401(k) Retirement Plan, which is more fully described on page 34 under the heading “401k Retirement Plan”, and the imputed cost of life and supplemental disability insurance. Additionally, severance payments and payout of “paid time off” amount paid to Mr. Utz in February 2018 are also reflected. The table below details the foregoing payments for 2018.

(7) In 2018, the amount attributable to other perquisites for Mr. Miller and Ms. Doll exceeded $10,000 and is shown in the “Other Perquisites” column in the table below. The amounts attributable to perquisites in 2018 for Messrs. Pickett, Field, Kauffman, Baker, Nieman, and Utz were less than $10,000. Mr. Miller’s perquisites included country club dues totaling $6,685 as well as the personal benefits associated with the use of a vehicle owned by the Corporation, totaling $4967. Ms. Doll’s perquisites included the personal benefits associated with the use of a vehicle owned by the Corporation, totaling $10,289. The calculation of the automobile benefit consists of the incremental cost attributable to Corporation-provided automobiles, as well as insurance premiums, maintenance, and repair costs. The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of NEOs who receive such benefits and the NEO is responsible for paying income tax on such amounts.
(8) Mr. Pickett received a $25,000 signing bonus as committed in his offer of employment.
(9) Mr. Kauffman received a $50,000 signing bonus as committed in his offer of employment.
(10) Mr. Nieman received a $10,000 signing bonus as committed in his offer of employment.

ALL OTHER COMPENSATION
Name	Year	401(k) Match	Life Insurance	Disability Insurance	Other Compensation	Other Perquisites	Total All Other Compensation
Larry J. Miller	2018	11,000	4,098	1,806	-	12,069	28,973
	2017	8,290	4,596	1,806	-	12,656	27,348
	2016	10,600	2,569		-	14,143	27,312
Larry D. Pickett	2018	-	50	-	-	-	50
	2017	-	-	-	-	-	-
	2016	-	-	-	-	-	-
Charles T. Field	2018	4,293	321	1,084	4,293		9,994
	2017	7,538	647	2,415	-	-	10,600
	2016	-	-	-	-	-	-
Craig L. Kauffman	2018	1,077	50	-	4,237	-	5,364
	2017	-	-	-	-	-	-
	2016	-	-	-	-	-	-
Diane E. Baker	2018	9,957	473	2,159	-	-	12,589
	2017	9,020	433	1,817	-	-	11,270
	2016	7,356	369		65	-	7,790
Amy L. Doll	2018	10,480	244	1,738	-	10,290	22,752
	2017	10,000	218	1,568	-	11,150	22,936
	2016	9,200	197		-	-	9,397
Timothy J. Nieman	2018	6,000	69	-	3,787	-	9,856
	2017	-	-	-	-	-	-
	2016	-	-	-	-	-	-
A. Dwight Utz	2018	2,295	146	6,749	354,375	-	363,565
	2017	10,800	1,750	6,749	-	13,183	32,482
	2016	10,600	1,448		-	-	12,048

CEO PAY RATIO

Pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total compensation of the principal executive officer (“PEO”). This ratio is commonly referred to as the “CEO Pay Ratio.” The Corporation’s CEO is Mr. Miller, the Chairman, President and Chief Executive Officer.

The median employee was identified by examining a list of all employees as of November 30, 2018, and applying total (gross) compensation as reported on the 2018 W-2 forms. Upon the identification of the median employee, that individual’s 2018 total compensation was calculated in accordance with the requirements of the Executive Summary Compensation Table on page 36.

The following table sets forth the calculation of the 2018 CEO Pay Ratio:

	President and CEO	(1)	Median Employee
Salary	$387,116.00			$46,800.12
Bonus				$4,680.01
Stock Awards	$100,989.00			$-
Non-Equity Incentive Plan Compensation	$144,281.00			$100.00
Non-qualified Deferred Compensation Earnings	$70,632.00			$-
All Other Compensation	$28,973.00			$169.82	(2)
	$731,991.00			$51,749.95

Ratio of CEO Pay to Median Employee Pay	14	to	1

(1) The compensation as outlined below for the President and CEO corresponds with the detail as provided in the Summary Compensation Table on Page 36.
(2) Included in “All other Compensation” for the median employee is Employer 401(k) Match and the annual cost of Basic Life Insurance coverage, consistent with the calculations in the Summary Compensation Table.

Grants of Plan-Based Awards Table

The following table presents information concerning awards granted to the named executive officers for 2018 under the annual executive incentive plan and the Corporation’s equity incentive and stock option plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(9)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
Larry J. Miller(1)	-	50,625	101,250	151,875	N/A	N/A	N/A	-	-	-	-
	12/11/18	-	-	-				4,229	-	-	100,989
Larry D. Pickett(2)	-	N/A	N/A	N/A	N/A	N/A	N/A	-	-	-	-
	N/A	-	-	-				-	-	-	-
Charles T. Field(3)	-	-	-	-	N/A	N/A	N/A	-	-	-	-
	N/A	-	-	-				-	-	-	-
Craig L. Kauffman(4)	-	-	-	-	N/A	N/A	N/A	-	-	-	-
	12/11/18	-	-	-				1,842	-	-	43,987
Diane E. Baker(5)	-	26,000	52,000	78,000	N/A	N/A	N/A	-	-	-	-
	12/11/18	-	-	-				1,947	2,940	23.88	61,991
Amy L. Doll(6)	-	26,200	52,400	78,600	N/A	N/A	N/A	-	-	-	-
	12/11/18	-	-	-				1,664	2,513	23.88	52,982
Timothy J. Nieman(7)	-	22,000	44,000	66,000	N/A	N/A	N/A	-	-	-	-
	12/11/18	-	-	-				1,350	2,039	23.88	42,985
A. Dwight Utz(8)	-	-	-	-	N/A	N/A	N/A	-	-	-	-
	N/A	-	-	-				-	-	-	-

(1) In accordance with the annual executive incentive plan applicable to the Executive Chairman, amounts reported are the following percentages of Mr. Miller’s base salary: Threshold - 12.5%; Target - 25%; and Maximum - 37.5%. Based on the Company’s performance in 2018, Mr. Miller received an award of $144,281 pursuant to the plan, which was paid in March 2019. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(2) Based upon his date of hire, Mr. Pickett was not an eligible participant in the 2018 annual executive incentive plan.
(3) Mr. Field terminated employment effective May 31, 2018.
(4) Based upon his date of hire, Mr. Kauffman was not an eligible participant in the 2018 annual executive incentive plan (non-equity), however, he did receive an equity grant equal to 50% of total eligibility at the time the Long Term Incentives were awarded for 2018.

(5) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Ms. Baker’s base salary: Threshold - 10%; Target - 20%; and Maximum - 30%. Based on the Company’s performance in 2018, Ms. Baker received an award of $74,100 pursuant to the plan, which was paid in March 2019. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(6) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Ms. Doll’s base salary: Threshold - 10%; Target - 20%; and Maximum - 30%. Based on the Company’s performance in 2018, Ms. Doll received an award of $74,670 pursuant to the plan, which was paid in March 2019. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(7) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Mr. Nieman’s base salary: Threshold - 10%; Target - 20%; and Maximum - 30%. Based on the Company’s performance in 2018, Mr. Nieman received an award of $62,700 pursuant to the plan, which was paid in March 2019. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(8) Mr. Utz terminated employment effective February 6, 2018.
(9) Amounts represent the grant date fair values of restricted stock awards and options granted. For further information regarding the calculation of these amounts, please refer to the “Summary Compensation Table” section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year End (1)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Larry J. Miller	-	-	-	-	-	6,537(4)	138,911	-	-
Larry D. Pickett	-	-	-	-	-	-	-	-	-
Charles T. Field	-	-	-	-	-	-	-	-	-
Craig L. Kauffman	-	-	-	-	-	3,531(5)	75,034
Diane E. Baker	940	-		11.0067	11/13/2022			-	-
	767	-		15.0829	11/19/2023
	2,048	-		16.2072	12/16/2024
	4,349	-	-	18.0455	11/17/2025
	2,275	1,136(6)		19.5011	11/15/2026
	652	1,304(7)		27.4857	12/12/2027
	-	2,940(8)		23.8800	12/11/2028
						3,340(9)	70,975
Amy L. Doll	1,277	-		16.1642	8/12/2024			-	-
	876	-		16.2072	12/16/2024
	6,090	-		18.0455	11/17/2025
	2,275	1,136(10)	-	19.5011	11/15/2026
	725	1,449(11)		27.4857	12/12/2027
	-	2,513(12)		23.8800	12/11/2028
						3,149 (13)	66,916

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy J. Nieman	-	2,039(14)	-	23.8800	12/11/2028
						1,350(15)	28,688
A. Dwight Utz	-	-	-	-	-	-	-	-	-

(1) Includes shares issued under the Corporation’s 2007 Stock Incentive Plan and 2017 Long Term Incentive Plan.
(2) As adjusted for stock dividends distributed through December 31, 2018.
(3) Based on the closing price of the Corporation’s common stock of $21.25 on December 31, 2018.
(4) 853 shares vest on November 15, 2019. 1,410 shares vest on December 11, 2019 and 2021. 1,409 shares vest on December 11, 2020. 728 and 727 shares vest on December 12, 2019 and 2020 respectively.
(5) 563 shares vest on August 16, 2019, 2020 and 2021. 614 shares vest on December 11, 2019, 2020 and 2021.
(6) Options for 1,136 shares vest on November 15, 2019.
(7) Options for 652 shares vest on December 12, 2019 and 2020.
(8) Options for 980 shares vest on December 11, 2019, 2020 and 2021.
(9) 576 shares vest on November 15, 2019. 408 and 409 shares vest on December 12, 2019 and 2020, respectively. 649 shares vest on December 11, 2019, 2020 and 2021.
(10) Options for 1,136 shares vest on November 15, 2019.
(11) Options for 725 and 724 shares vest on December 12, 2019 and 2020, respectively. Options for 837 shares vest on December 11, 2021.
(12) Options for 838 shares vest on December 11, 2019 and 2020, respectively. Options for 837 shares vest on December 11, 2021.
(13) 576 shares vest on November 15, 2019. 455 and 454 shares vest on December 12, 2019 and 2020, respectively. 555 shares vest on December 11, 2019 and 2020, respectively. 554 shares vest on December 11, 2021.
(14) Options for 680 shares vest on December 11, 2019 and 2020. Options for 679 shares vest on December 11, 2021.
15) 450 shares vest on December 11, 2019, 2020 and 2021.

Option Exercises and Stock Vested

The following table presents a summary of options exercised and stock vested during the year ended December 31, 2018.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Total Value Realized on Vesting ($)(2)
Larry J. Miller	4,192	74,734	4,355	107,144
Larry D. Pickett	-	n/a	-	n/a
Charles T. Field	-	n/a	-	n/a
Craig L. Kauffman	-	n/a	-	n/a
Diane E. Baker	-	n/a	1,313	32,003
Amy L. Doll	-	n/a	1,478	36,024
Timothy J. Nieman	-	n/a	-	n/a
A. Dwight Utz	12,499	125,078	-	n/a
(1) Includes shares from reinvested cash dividends received during the vesting period that were subject to the same restrictions as the stock awards.
(2) Vested shares are valued at the closing price of the Corporation’s common stock on the vesting date.

Nonqualified Deferred Compensation Table

The following table presents information related to the salary continuation agreements (“SERP”) between the Bank and Mr. Miller, which is the Corporation’s only non-qualified deferred compensation plan maintained for the benefit of its named executive officers as of December 31, 2018.

Mr. Miller’s SERP was originally executed on October 1, 1998, and provides for certain payments to Mr. Miller following his normal retirement date and continuing for 240 months. The SERP provides an annual benefit at normal retirement age (age 60) of $130,433. On December 23, 2008, the SERP was amended to increase the amount of normal retirement benefit at an annual rate of 4% for each month the executive remains employed beyond his normal retirement age, up to a maximum of five (5) years. On May 10, 2016, the SERP was further amended to extend the post-normal retirement age employment period during which the normal retirement benefit would increase at an annual rate of 4% from five (5) years to one hundred two (102) months. The agreement contains provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreement also contains non-competition provisions that prohibit him from competing with the Corporation or the Bank within fifty (50) miles of the Bank’s registered office for a period of three (3) years following a termination of employment for any reason other than a change of control. Because payments due under the SERP vest gradually over a period of time, the SERP serves to encourage longevity with the Corporation and Bank. The Committee believes that it is appropriate to reward long-term executives with benefits that provide for a retirement lifestyle commensurate with that they experienced during their professional careers.

Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)	Registrant Contributions in last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Larry J. Miller	0	70,632	0	0	1,820,382
Craig L. Kauffman	0	0	0	0	0
Charles T. Field	0	0	0	0	0
Larry D. Pickett	0	0	0	0	0
A. Dwight Utz	0	0	0	0	0
Diane E. Baker	0	0	0	0	0
Amy L. Doll
Timothy J. Nieman	0	0	0	0	0

(1) The Corporation’s contributions toward nonqualified deferred compensation for each of the NEO’s are listed in this column. Amounts listed as registrant contributions in the Nonqualified Deferred Compensation Table are also included as part of the Executive’s “Total All Other Compensation” in the Summary Compensation Table.

Employment Agreements

The Corporation and the Bank have entered into employment agreements with Mr. Miller, the material terms of which are described below.

Larry J. Miller, Chairman, President & Chief Executive Officer of the Corporation and Executive Chairman of the Bank. On December 27, 2005, the Corporation, the Bank and Mr. Miller entered into an employment agreement for an initial term of three years. The term of the agreement renews automatically for an additional twelve (12) months at the end of each calendar year, unless the Corporation and the Bank provide written notice to Mr. Miller of non-renewal.

Under the terms of the agreement, as amended effective March 8, 2016, Mr. Miller serves as the Chairman, President and Chief Executive Officer of the Corporation and Executive Chairman of the Bank. The agreement contains a confidentiality provision and a non-competition provision that prohibits Mr. Miller from competing with the Corporation or the Bank within fifty (50) miles of the Bank’s registered office for a period of one (1) year following his termination of employment for any reason other than a change of control.

Mr. Miller received an annual salary of $405,000 in 2018. Pursuant to his agreement, the Board of Directors has discretion to pay a periodic bonus to Mr. Miller. At the present time, Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or any committee thereof. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, generally; to the use of a vehicle provided by the Bank; and for reimbursement of country club dues.

The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause,” then he is entitled to the full annual salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties; engaging in misconduct injurious to the Corporation or to the Bank; violation of certain terms of the agreement; dishonesty or gross negligence in the performance of his duties; violation of banking laws and regulations; failure to win election or to serve on the Board of Directors of the Corporation; or moral turpitude which brings public discredit to the Corporation or to the Bank.

If Mr. Miller’s employment is terminated by the Corporation or the Bank other than as a result of death, disability or “for cause,” then he is entitled to a lump sum payment equal to his full annual salary from the date of termination through the last day of the term of the agreement or to an amount equal to his current annual salary, whichever is greater, and to a continuation of employee benefits for one (1) year.

If Mr. Miller terminates his employment for “good reason,” then he is entitled to an amount equal to his direct annual salary and to a continuation of employee benefits for one (1) year. “Good reason” includes reduction in title or responsibilities; geographic reassignment; removal from office; reduction in salary or benefits; failure to extend the term of the agreement; or any other material breach of the agreement by the Corporation or the Bank.

If Mr. Miller’s employment is terminated by the Corporation or the Bank other than “for cause” or if Mr. Miller terminates his employment for good reason within two (2) years following a change in control of the Corporation or the Bank, he is entitled to receive a lump sum payment equal to three (3) times the sum of his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment, and he will continue to receive all benefits to which he was previously entitled for a period of three (3) years. Change of control is defined to include a more than fifty percent (50%) change in ownership of the Corporation or the Bank, a change in effective control of the Corporation or the Bank or a change in ownership of a substantial portion of the Corporation’s or the Bank’s assets. Change of control is determined consistently under all of the Corporation’s and the Bank’s compensation plans and employment agreements.

In the event the amounts and benefits payable under the agreement resulting from a change of control, when added to all other benefits and amounts which may become payable to Mr. Miller by the Corporation and/or the Bank in such a circumstance, are such that they become subject to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, to the excise tax provisions of Section 4999 of the Code, then Mr. Miller is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. Amounts and benefits paid under the agreement that are subject to Section 280G are not deductible by the Corporation.

Craig L. Kauffman, Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank. On August 6, 2018, the Corporation, the Bank and Mr. Kauffman entered into an employment agreement to be effective as of August 16, 2018. The agreement provides for an initial two (2) year term at an initial annual base salary of Three Hundred Fifty Thousand Dollars ($350,000). The agreement will be automatically renewed on August 16 of each year for successive two (2) year terms, unless either the Corporation or Mr. Kauffman gives written notice of non-renewal to the other party at least ninety (90) days prior to August 16 of any year, in which case the agreement will continue in effect for a term ending one (1) year from the annual renewal date immediately following such notice.

Under the agreement, Mr. Kauffman received a grant of Corporation restricted common stock equal in value at the time of grant to Fifty Thousand Two Hundred Thirty-Three Dollars ($50,233). The shares of restricted stock will vest ratably over a three (3) year period. The agreement also provided for a signing bonus in the amount of Fifty Thousand Dollars ($50,000) to be paid within ten (10) days after the start date.

The agreement also provides that Mr. Kauffman was eligible to receive an equity award under the Corporation’s 2017 Long Term Incentive Plan (“LTIP”) for calendar year 2018 at a target percentage of base salary equal to 12.5%, which equates to a target amount of $43,750. The equity award may be comprised of a combination of stock options and restricted stock, each of which will have a time vest and a performance vest component. The agreement also provides that Mr. Kauffman will be eligible to participate in the LTIP for calendar year 2019 at a target percentage of base salary equal to 25%. Mr. Kauffman was not eligible to participate in the Corporation’s annual cash Executive Incentive Plan for calendar year 2018, but will be eligible to participate in that Plan for calendar year 2019 at a target percentage of base salary equal to 25%.

Under the agreement, Mr. Kauffman was provided with a non-qualified deferred compensation plan effective in February, 2019 to which the Corporation will credit an amount equal to 15% of his base salary each year as a supplemental retirement income benefit. Mr. Kauffman’s participation in this Plan will be subject to the vesting requirements and other terms and conditions of the Plan.

Mr. Kauffman may terminate his employment for “good reason” (as defined in the agreement) after notice to the Corporation or the Bank within ninety (90) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Corporation or Bank to cure the situation within thirty (30) days after receipt of such notice.

The agreement provides for a lump sum payment to Mr. Kauffman and certain benefit continuation if his employment is involuntarily terminated without “cause,” as defined in the Agreement, or if Mr. Kauffman terminates his employment for “good reason.” The amount of the payment and duration of the benefit continuation varies depending upon whether the termination follows a “change of control,” as defined in the agreement.

Specifically, if Mr. Kauffman’s employment is terminated within two (2) years following a change of control, he will be paid an amount equal to two (2) times the sum of: (A) his then current base salary and (B) the highest cash bonus paid to him with respect to one of the three (3) calendar years preceding the year of termination and his benefits will be continued for two (2) years from the date of termination.

If Mr. Kauffman’s employment is terminated within two (2) years from the date of the agreement, and no change in control shall have occurred as of the date of termination, he will be paid an amount equal to two (2) times his current annual base salary and his benefits will be continued for two (2) years from the date of termination. If Mr. Kauffman’s employment is terminated more than two (2) years after the date of the agreement, and no change of control shall have occurred as of the date of termination, he will be paid an amount equal to one (1) times his current annual base salary and his benefits will be continued for one (1) year from the date of termination.

The agreement provides that the total payments due Mr. Kauffman in connection with a termination of employment following a change of control shall be reduced to avoid the imposition of an excise tax and loss of deductibility under Section 280G and Section 4999 of the Code. The agreement also contains provisions intending that any payments to Mr. Kauffman comply with Section 409A of the Code.

Under the agreement, Mr. Kauffman also is subject to confidentiality obligations both during the period of his employment and following any termination of his employment. During the course of his employment with the Corporation and the Bank, and for a period of 12 months following the termination of employment for any reason (whether such termination is voluntary or involuntary), Mr. Kauffman is prohibited from contacting or soliciting or engaging in business with or otherwise providing services to (either directly or indirectly) any of the Bank’s customers, vendors, suppliers and referral sources, nor will he recruit or encourage any employees of the Corporation or the Bank to terminate their relationship with the Corporation or the Bank or to seek employment with another entity. Mr. Kauffman also agreed that, during his employment and for a period of 12 months after his employment terminates for any reason, he will not compete with the Corporation or the Bank, or provide assistance to any person engaged in either banking or lending or financial services or insurance business within a fifty (50) mile radius of any branch banking office of the Bank.

Change of Control Agreements

The named executive officers and other employees of the Bank have built the Corporation into the successful enterprise that it is today, and the Compensation Committee believes that it is important to protect them in the event of a change of control. Further, it is the Committee’s belief that the shareholders will be best served if the interests of management are aligned with the interests of the shareholders. Providing change of control benefits should eliminate, or at least reduce, the reluctance of management to pursue potential change of control transactions that may be in the best interests of the Corporation. Relative to the overall value of the Corporation, these potential change of control benefits are relatively minor. The level of change of control benefits are based on industry practices and negotiations with the affected named executive officers and other executive officers.

Change of control benefits for Mr. Miller and Mr. Kauffman are described above in the section describing their employment agreements. The other named executive officers with an agreement providing for change in control benefits are Ms. Baker, Ms. Doll, Mr. Pickett and Mr. Nieman, which are described below.

Diane E. Baker, Executive Vice President, Chief Operating and Chief Risk Officer; Amy Doll, Senior Vice President, Chief Revenue and Chief Lending Officer, Larry Pickett, Executive Vice President and Chief Financial Officer and Mr. Nieman, Secretary and General Counsel. On June 23, 2016, the Corporation and the Bank entered into a Change of Control Agreement with each of Ms. Baker and Ms. Doll. On February 5, 2018, the Corporation and the Bank entered into a Change of Control Agreement with Mr. Nieman. On August 9, 2018, the Corporation and the Bank entered into a Change of Control Agreement with Mr. Pickett. Each Agreement contains substantially similar terms to those contained in the other Agreements.

The terms and condition of the Agreements provide that Ms. Baker, Ms. Doll, Mr. Pickett and Mr. Nieman are entitled to receive certain cash compensation and employee benefits in the event that their respective employment is terminated by the Corporation or Bank (or an acquirer or successor thereof) without “good cause,” or, in certain specified circumstances, by Ms. Baker, Ms. Doll, Mr. Pickett or Mr. Nieman, in each case within two (2) years after the occurrence of a “change of control.”

More specifically, the agreements provide that upon a termination pursuant to a “change of control,” Ms. Baker, Ms. Doll, Mr. Pickett and Mr. Nieman are entitled to be paid cash compensation in an amount equal to one (1) times the sum of his or her highest annual base salary during one of the three immediately preceding calendar years, plus his or her highest cash bonus earned during the same time period. Payment of this cash compensation is to be made in a single lump sum within ten (10) days after the termination of employment. In addition, each would be entitled to continue participation in the Bank’s employee benefit plans for a period of one (1) year; provided that if participation in any health, medical, life insurance or disability plan is barred, the Bank will be required to pay for an individual plan with substantially equivalent coverage.

As used in the agreement, a “change of control” means:

●	A change in ownership of the Corporation or the Bank such that any person or group of persons acquires stock that causes such person or group to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation or the Bank;

●	A change in the effective control of the Corporation or the Bank such that any person or group of persons acquires, during any 12-month period, the ownership of stock of the Corporation or Bank possessing 35 percent or more of the total voting power of the stock of the Corporation or the Bank, or a majority of the Corporation’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s board of directors prior to the date of the appointment or election; or

●	A change in the ownership of a substantial portion of the assets of the Corporation or the Bank during any 12-month period such that any person or group of persons acquires assets from the Corporation or the bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation or the Bank immediately prior to such acquisitions.

“Good cause” is defined in the Agreements to mean: the willful failure to substantially perform his or her duties as an officer of the Corporation or Bank following receipt of written notice of such failure; the willful engaging in misconduct injurious to the Corporation or Bank; dishonesty or gross negligence in the performance of his or her duties; breach of a fiduciary duty involving personal profit; the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority, any of which materially jeopardizes the business of the Corporation or Bank; or moral turpitude or other conduct which brings public discredit to the Corporation or Bank.

Should Ms. Baker, Ms. Doll, Mr. Pickett or Mr. Nieman terminate his or her employment for any of the following reasons following a change of control of the Corporation or the Bank, he or she will be entitled to receive the benefits payable under their respective Agreement: reduction in title or responsibilities or authority which are inconsistent with, or assignment of duties inconsistent with, his or her position; removal from office other than for “good cause”; reassignment to a principal place of employment which is more than twenty-five (25) miles from his or her respective principal place of employment immediately preceding the termination of employment; reduction in annual base salary; failure to provide Ms. Baker, Ms. Doll, Mr. Pickett or Mr. Nieman with benefits as favorable as those enjoyed by he or she prior to the termination of employment; requirement that he or she travel in the performance of his or her duties for a significantly greater period of time than was required of he or she during the year preceding the change in control; or any material breach of the agreement by the Corporation or Bank.

The Agreements provide that in the event the amounts and benefits payable to Ms. Baker, Ms. Doll, Mr. Pickett or Mr. Nieman under the Agreements resulting from a change in control, when added to all other benefits and amounts which may become payable to them in such a circumstance, are such that they become subject to Section 280G of the Code and, therefore, to the excise tax provisions of Section 4999 of the Code, then the Bank shall reduce the amounts payable to Ms. Baker, Ms. Doll, Mr. Pickett and Mr. Nieman under the Agreements so that the amounts payable to each of them under the Agreements and any other agreements, plans or programs of the Bank shall be $1.00 less than the amount which would trigger the excise tax under Section 4999 of the Code and corresponding lack of deduction to the Corporation.

Potential Payments upon Termination or Change in Control

The tables below show the value of estimated payments pursuant to the employment and change in control agreements, stock incentive plans and other non-qualified plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control for Mr. Miller (our only named executive officer with an agreement providing for such payments). The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events are assumed to occur on December 31, 2018, and termination upon a change of control is assumed to be involuntary. Corporation payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

Larry J. Miller

Assuming one of the following events had occurred on December 31, 2018, Mr. Miller’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Stock Options ($) (6)	Accelerated Vesting of Deferred Compensation Benefit (7)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(11)	Disability Payments ($)(12)	Excise Tax Gross-Up Payment ($)(13)	Total ($)
Voluntary	-	-	-		-	-	-	-	-	-
Voluntary for ‘Good Reason’	-	405,000 (2)	-		-	19,476 (8)	-	-	-	424,476
Involuntary without ‘Cause’	-	1,215,000 (3)	-		-	19,476 (8)	-	-	-	1,234,476
Involuntary for ‘Cause’	-	-	-		-	-	-	-	-	-
Permanent Disability	-	-	26,348 (4)		-	9,736 (9)	-	210,000	-	246,084
Death	-	-	26,348 (4)		-	-	1,000,000	-	-	1,026,348
Change in Control (with Double Trigger Adverse Employment Action)	1,515,000	-	140,397 (5)		-	58,428 (10)	-	-	-	1,713,825

(1) If Mr. Miller’s employment is terminated during the period commencing with the date of any Change in Control and ending on the second anniversary of the date of the Change in Control, then Mr. Miller shall be paid an amount equal to three (3) times the sum of (a) his then current annual direct salary, and (b) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Such amount will be paid in a lump sum within ten (10) days following the date of termination of employment.
(2) In the event of Mr. Miller’s termination for ’Good Reason’, the Bank shall pay Mr. Miller an amount equal to his annual direct salary. Such amount shall be paid in a lump sum within ten (10) days following the date of termination of employment.
(3) In the event of employment termination by the Bank without ’Cause’ and no Change in Control, the Bank shall pay Mr. Miller his full annual direct salary from the date of termination through the last day of the term of the employment agreement or an amount equal to his current annual direct salary, whichever is greater. Such amount shall be paid in a lump sum within ten (10) days following the date of termination of employment.
(4) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(5) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(6) Mr. Miller had no outstanding stock options as of December 31, 2018.
7) Mr. Miller is fully vested in his salary continuation plan. Please see page 45 under the heading labeled “Non Qualified Deferred Compensation Table” for additional information.
8) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Miller was entitled prior to the date of termination, to be provided pursuant to Mr. Miller’s employment agreement.
(9) Reflects the value of six (6) months of employee benefit plans and programs to which Mr. Miller was entitled prior to the date of termination, to be provided pursuant to Mr. Miller’s employment agreement.
(10) Reflects the value of thirty-six (36) months of employee benefit plans and programs to which Mr. Miller was entitled prior to the date of termination, to be provided pursuant to Mr. Miller’s employment agreement.
(11) The life insurance payment reflects three (3) times the highest annual base salary of the executive with maximum benefit of $1,000,000.
(12) In the event that Mr. Miller becomes disabled, he is eligible for up to six (6) months of Short Term and fifteen (15) months of Long Term disability in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2018.
(13) Calculation in accordance with Section 280G of the Code. This calculation does not include executive deferred compensation payments as they were vested immediately upon grant.

Craig L. Kauffman

Assuming one of the following events had occurred on December 31, 2018, Mr. Kauffman’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)(2)	Accelerated Vesting of Stock Awards ($)	Stock Options ($) (5)	Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(9)	Disability Payments ($)(10)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-	-	-	-	-	-	-	-
Voluntary for ‘Good Reason’	-	700,000	-	-	-	36,967 (6)	-	-	-	736,967
Involuntary without ‘Cause’	-	700,000	-	-	-	36,967 (6)	-	-	-	736,967
Involuntary for ‘Cause’	-	-	-	-	-		-	-	-	-
Permanent Disability	-	-	- (3)	-	-	9,242 (7)	-	825,000	-	834,242
Death	-	-	- (3)	-	-		350,000	-	-	350,000
Change in Control (with Double Trigger Adverse Employment Action)	800,000	-	75,238 (4)	-	-	36,967 (8)	-	-	-	912,205

(1) Under Mr. Kauffman’s employment agreement, payment is calculated as two (2) times the sum of (a) his then current annual base salary, and (b) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination, to be paid in a lump sum within ten (10) days following the date of termination. Based upon the terms of Mr. Kauffman’s employment agreement, and in compliance with Section 4999 of the Code, should this payment exceed the applicable Safe Harbor limit, the amount reflective of the excess parachute payment would be subject to a 20% excise tax, as well as the loss of the tax deductibility of the payment by the Corporation. Should a Change of Control occur, the final amount would be calculated and confirmed in accordance with the regulations and the employment agreement.
(2) In the event of termination by the Bank without ‘Cause’ or voluntary for ‘Good Reason’ within the first two years of the agreement and absent Change in Control, the Bank shall pay Mr. Kauffman an amount equal to two (2) times his annual base salary as defined in his employment agreement.
(3) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018. None of Mr. Kauffman’s awards have met the minimum one year of employment during restriction period.
(4) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(5) Mr. Kauffman had no outstanding stock options as of December 31, 2018.
(6) Reflects the value of twenty-four (24) months of employee benefit plans and programs to which Mr. Kauffman was entitled prior to the date of termination, to be provided pursuant to Mr. Kauffman’s employment agreement.
(7) Reflects the value of six (6) months of employee benefit plans and programs to which Mr. Kauffman was entitled prior to the date of termination, to be provided pursuant to Mr. Kauffman’s employment agreement.
(8) Reflects the value of twenty-four (24) months of employee benefit plans and programs to which Mr. Kauffman was entitled prior to the date of termination, to be provided pursuant to Mr. Kauffman’s employment agreement.
(9) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $350,000.
(10) In the event that Mr. Kauffman becomes disabled, he is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2018.

Diane E. Baker

Assuming one of the following events had occurred on December 31, 2018, Ms. Baker’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Stock Options ($)	Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-	42,602 (4)	-	-	-	-	-	42,602
Voluntary for ‘Good Reason’	-	-	-	42,602 (4)	-	-	-	-	-	42,602
Involuntary without ‘Cause’	-	-	-	42,602 (4)	-	-	-	-	-	42,602
Involuntary for ‘Cause’	-	-	-	42,602 (4)	-	-	-	-	-	42,602
Permanent Disability	-	-	16,286 (2)	44,588 (5)	-	-	-	1,161,667	-	1,222,541
Death	-	-	16,286 (2)	44,588 (5)	-	-	780,000	-	-	840,874
Change in Control (with Double Trigger Adverse Employment Action)	313,140	-	71,893 (3)	44,588 (6)	-	10,995 (7)	-	-	-	440,616

(1) Under Ms. Baker’s Change in Control agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a Change in Control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a Change in Control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.
(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(3) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of 21.25 as of December 31, 2018.
(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or Change of Control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. The value of the vested and “in the money” stock options was calculated using the closing price of $21.25 on December 31, 2018.
(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. The value of all “in the money” stock options was calculated using the closing price of $21.25 on December 31, 2018.
(6) In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period. The value of all “in the money” stock options was calculated using the closing price of $21.25 on December 31, 2018.
(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Ms. Baker was entitled prior to the date of termination, to be provided pursuant to Ms. Baker’s Change of Control agreement.
(8) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $1,000,000.
(9) In the event that Ms. Baker becomes disabled, she is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2018.

Amy L. Doll

Assuming one of the following events had occurred on December 31, 2018, Ms. Doll’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Stock Options ($)	Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-	34,406 (4)	-	-	-	-	-	34,406
Voluntary for ‘Good Reason’	-	-	-	34,406 (4)	-	-	-	-	-	34,406
Involuntary without ‘Cause’	-	-	-	34,406 (4)	-	-	-	-	-	34,406
Involuntary for ‘Cause’	-	-	-	34,406 (4)	-	-	-	-	-	34,406
Permanent Disability	-	-	17,121 (2)	36,393 (5)	-	-	-	1,704,833	-	1,758,347
Death	-	-	17,121 (2)	36,393 (5)	-	-	786,000	-	-	839,514
Change in Control (with Double Trigger Adverse Employment Action)	320,913	-	67,856 (3)	36,393 (6)	-	25,175 (7)	-	-	-	450,337

(1) Under Ms. Doll’s Change in Control agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a Change in Control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a Change in Control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.
(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(3) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or Change of Control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. The value of the vested and “in the money” stock options was calculated using the closing price of $21.25 on December 31, 2018.
(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. The value of all “in the money” stock options was calculated using the closing price of $21.25 on December 31, 2018.
(6) In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period. The value of all “in the money” stock options was calculated using the closing price of $21.25 on December 31, 2018.
(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Ms. Doll was entitled prior to the date of termination, to be provided pursuant to Ms. Doll’s Change of Control agreement.
(8) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $1,000,000.
(9) In the event that Ms. Doll becomes disabled, she is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2018.

Larry D. Pickett

Assuming one of the following events had occurred on December 31, 2018, Mr. Pickett’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Stock Options ($)	Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-	- (4)	-	-	-	-	-	-
Voluntary for ‘Good Reason’	-	-	-	- (4)	-	-	-	-	-	-
Involuntary without ‘Cause’	-	-	-	- (4)	-	-	-	-	-	-
Involuntary for ‘Cause’	-	-	-	- (4)	-	-	-	-	-	-
Permanent Disability	-	-	(2)	- (5)	-	-	-	610,834	-	610,834
Death	-	-	(2)	- (5)	-	-	350,000	-	-	350,000
Change in Control (with Double Trigger Adverse Employment Action)	275,000	-	(3)	- (6)	-	1,092 (7)	-	-	-	276,092

(1) Under Mr. Pickett’s Change in Control agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a Change in Control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a Change in Control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.
(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.25 on December 31, 2018. Mr. Pickett had no restricted shares as of December 31, 2018.
(3) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018. Mr. Pickett had no restricted shares as of December 31, 2018.
(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or Change of Control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. Mr. Pickett had no outstanding exercisable stock option awards as of December 31, 2018.
(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. Mr. Pickett had no outstanding “in the money” stock option awards as of December 31, 2018.
(6) In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period. Mr. Pickett had no outstanding “in the money” stock option awards as of December 31, 2018.
(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Pickett was entitled prior to the date of termination, to be provided pursuant to Mr. Pickett’s Change of Control agreement.
(8) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $350,000.
(9) In the event that Mr. Pickett becomes disabled, he is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2018.

Timothy J. Nieman

Assuming one of the following events had occurred on December 31, 2018, Mr. Nieman’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Stock Options ($)	Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-	- (4)	-	-	-	-	-	-
Voluntary for ‘Good Reason’	-	-	-	- (4)	-	-	-	-	-	-
Involuntary without ‘Cause’	-	-	-	- (4)	-	-	-	-	-	-
Involuntary for ‘Cause’	-	-	-	- (4)	-	-	-	-	-	-
Permanent Disability	-	-	- (2)	- (5)	-	-	-	890,833	-	890,833
Death	-	-	- (2)	- (5)	-	-	350,000	-	-	350,000
Change in Control (with Double Trigger Adverse Employment Action)	230,000	-	28,688 (3)	- (6)	-	24,804 (7)	-	-	-	283,492

(1) Under Mr. Nieman’s Change in Control agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a Change in Control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a Change in Control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.
(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(3) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $21.25 as of December 31, 2018.
(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or Change of Control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. Mr. Nieman had no outstanding “in the money” exercisable stock option awards as of December 31, 2018.
(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. Mr. Nieman had no outstanding “in the money” stock option awards as of December 31, 2018.
(6) In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period. Mr. Nieman had no outstanding “in the money” stock option awards as of December 31, 2018.
(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Nieman was entitled prior to the date of termination, to be provided pursuant to Mr. Nieman’s Change of Control agreement.
(8) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $350,000.
(9) In the event that Mr. Nieman becomes disabled, he is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2018.

Compensation Committee Interlocks and Insider Participation

Throughout 2018, the members of the Compensation Committee were Jeffrey R. Hines, P.E. (Chair), Brian D. Brunner, Cynthia A. Dotzel, John W. Giambalvo, Esq. (Vice Chair), MacGregor S. Jones, Harry R. Swift, Esq. and Dallas L. Smith. Relationships that members of the Compensation Committee have had and/or maintain with the Corporation are described in the “Related Person Transactions and Policies” section of this Proxy Statement.

Additionally, Larry J. Miller, President and Chief Executive Officer of the Corporation, is also Chairman of the Board of Directors. Mr. Miller, along with Mr. Kauffman, makes recommendations to the Compensation Committee regarding compensation for employees. Mr. Miller along with Mr. Kauffman does not participate in conducting their respective reviews.

Director Compensation

The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

In 2018, the Bank’s non-employee directors were compensated for their services rendered as follows:

●	a monthly retainer of $1,500;

●	directors’ fees of $850 for each regular or special meeting attended;

●	committee meeting fees paid at the flat rate of $500 per meeting; and

●	monthly retainer paid to committee chairs of $300 (Wealth Management Committee); $300 (Enterprise Risk Management Committee); $300 (Strategic Technology Committee) and $500 (Audit Committee).

The Corporation’s Lead Director and Bank’s Vice Chairman received a monthly retainer of $2,000 in 2018. In addition, each non-employee director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $5,784 in 2018. The Bank provides a directors’ life insurance program for non-employee directors. This program is designed to provide a death benefit to the director’s beneficiary in the amount of $200,000. Under this program, the Bank is the direct beneficiary of death benefits equal to the greater of: (1) the cash surrender value of the policy; (2) the aggregate premiums paid on the policy by the Bank less any outstanding indebtedness to the insurer; or (3) the amount in excess of $200,000. In the aggregate, the Bank paid $268,510 in cash compensation to the directors in 2018.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under the Code Section 451. This plan is not funded by the Corporation.

2017 Long-Term Incentive Plan

The Corporation maintains a 2017 Long-Term Incentive Plan (“2017 Plan”), which was approved by the Corporation’s shareholders. The purposes of the 2017 Plan are to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key Bank employees as determined by the Compensation Committee. The 2017 Plan provides for awards of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, and stock awards. The Compensation Committee administers the 2017 Plan. Persons eligible to receive awards under the 2017 Plan are those officers, directors and key Bank employees as determined by the Compensation Committee.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Brian D. Brunner	37,350	19,988	-	-	-	584	57,922
Cynthia A. Dotzel, CPA	42,100	19,988	-	-	-	556	62,644
John W. Giambalvo, Esq.	35,100	19,988				184	55,272
Jeffrey R. Hines, P.E.	35,350	19,988	-	-	-	334	55,672
MacGregor S. Jones	32,750	19,988	-	-	-	1,308	54,046
Dallas L. Smith	37,860	19,988	-	-	-	1,730	59,578
Harry R. Swift, Esq.	48,000	19,988	-	-	-	1,088	69,076
(1) Mr. Miller, Chairman, President and Chief Executive Officer of the Corporation, Mr. Utz, former Chief Executive Officer and President of PeoplesBank, and Mr. Kauffman, Chief Executive Officer and President of PeoplesBank did not receive separate compensation as directors of the Corporation or the Bank. Mr. Miller’s, Mr. Utz’ and Mr. Kauffman’s compensation is described and disclosed in the Executive Compensation section of this proxy statement.
(2) Includes fees for attendance at Board of Directors meetings of the Bank. The Board of Directors of the Bank met fifteen (15) times in 2018.
(3) Imputed cost of life insurance for non-employee directors for a life insurance benefit of $200,000 for the named beneficiary of each director.

RELATED PERSON TRANSACTIONS AND POLICIES

Some of the Corporation and Bank’s directors and executive officers and the companies with which they are associated were clients of and had banking transactions with the Bank during 2018. All loans and loan commitments made to them and their immediate family members and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other clients of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2018, was approximately $7,502,360, which did not include unfunded commitments of approximately $1,700,109. The Bank anticipates that it will enter into similar transactions in the future.

The Bank’s Board of Directors is responsible for ensuring compliance with Federal Reserve Board Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy. The Bank’s Chief Risk Officer is the executive officer responsible for administration of the Regulation O compliance policy. The Chief Risk Officer maintains a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy. Each year, a Directors and Officers questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions. Any direct or indirect extension of credit to an insider, including related interests, must be approved by the Bank’s Board of Directors. Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

In addition to its Regulation O compliance policy, the Bank’s Code of Ethics and Conflicts of Interest Policies address, among other things, related party transactions and potential conflicts of interest. Both policies apply to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.

To identify related persons and entities, the Bank requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually. This information is utilized to identify real or potential transactions in which conflicts of interest covered by the above-referenced policies and guidelines may arise.

Proposed transactions with such persons or entities are reviewed and voted on by the Board of Directors of the Corporation or the Bank, as applicable. Interested parties do not participate in such review and vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the Corporation’s outstanding common stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission, and deliver a copy of such reports to the Corporation. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2018, except for the following. Mr. Clabaugh made a late filing on August 20, 2018 related to the reporting of common stock acquired at date of hire. Mr. Kauffman made a late filing on November 23, 2018 related to the acquisition of common stock. Mr. Smith made a late filing on January 10, 2019 related to the sale of common stock held by his spouse. The late filings were due to an administrative oversight.

PROPOSAL 2 –ADVISORY VOTE

REGARDING EXECUTIVE COMPENSATION

Pursuant to section 14A of the Securities Exchange Act of 1934, we are again providing our shareholders the opportunity to vote on an advisory, non-binding resolution to approve the compensation paid to our named executive officers, as described in this Proxy Statement. This advisory vote, commonly referred to as a “say-on-pay” vote, gives our shareholders the opportunity to endorse, or not endorse, the compensation of our named executive officers on an annual basis. Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs.

We believe that our executive compensation policies and programs, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officers’ compensation with our short-term and long-term performance and to provide the compensation and incentives that are necessary to attract, motivate and retain key executives who are important to our continued success. The Compensation Committee regularly reviews all elements of our executive compensation program and takes any actions it deems necessary to continue to fulfill the objectives of our compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our shareholders.

The Corporation’s shareholders approved the compensation payable to our named executive officers at the 2018 Annual Meeting of Shareholders by a majority of the votes cast, and we note that the Corporation has not made any material changes to its compensation programs or philosophies in the past year.

For the reasons discussed above, our shareholders are asked to again provide their support with respect to the compensation of the Corporation’s named executive officers by voting in favor of the following non-binding resolution:

“Resolved, that the shareholders of Codorus Valley Bancorp, Inc. approve the compensation of the Corporation’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The approval of the non-binding advisory proposal on our executive compensation requires the affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the advisory, non-binding resolution approving the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s Audit Committee has selected the firm of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Although shareholder approval of the selection of BDO is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is the common practice with other publicly traded companies.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast at the meeting, in person or by proxy, is required to ratify the appointment of BDO as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019. If our shareholders at the 2019 Annual Meeting do not approve this proposal, the Audit Committee may reconsider its selection of BDO, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of BDO.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accounting firm.

The Audit Committee met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed, and the Board approved, BDO as the independent registered public accounting firm for the Corporation after reviewing the firm’s performance with management and independence.

Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles in the United States of America and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and BDO, the Corporation’s independent registered public accounting firm, the Corporation’s audited consolidated financial statements and met separately with both management and BDO to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and BDO has confirmed to the Audit Committee, that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

The Audit Committee received from and discussed with BDO the written disclosure and the letter required by PCAOB Rule 3526 Communication With Audit Committees Concerning Independence. These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with BDO matters required to be discussed by Auditing Standard No. 16 Communication with Audit Committees. The Audit Committee monitored certified public accounting firm independence and reviewed audit and non-audit services performed by BDO.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited consolidated financial statements be included in the Annual Report on Form 10-K as of and for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of

Codorus Valley Bancorp, Inc.

Cynthia A. Dotzel, CPA, Chair

Jeffrey R. Hines, P.E. Vice Chair

John W. Giambalvo, Esq.

Dallas L. Smith

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected BDO as the independent registered public accounting firm for the examination of its consolidated financial statements as of and for the fiscal year ending December 31, 2019. BDO served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2018.

We expect a representative of BDO to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Fees of Independent Public Accountants

Aggregate fees billed to the Corporation by BDO for services rendered for 2018 and 2017 are presented below:

	Year Ended December 31,
	2018	2017

Audit Fees	$180,070	$170,560
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$180,070	$170,560

Audit fees include professional services rendered for the audit of the Corporation’s annual consolidated financial statements included in Form 10-K and review of consolidated financial statements included in Form 10-Q and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses. These fees also include an audit of internal controls over financial reporting in accordance with the

Federal Deposit Insurance Corporation Improvement Act and the Sarbanes-Oxley Act of 2002. For 2017, audit fees include $6,123 related to review of S-8 filings.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case-by- case basis. The Audit Committee approved all fees, including tax fees, during 2018 and 2017.

The Audit Committee has considered BDO’s provision of non-audit services and determined that such services are compatible with maintaining BDO’s independence.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, including the consolidated financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com., click on “Investor Relations” at the bottom of the page, click on “Filings” on the right side, and then click on “Documents.” In the middle of the page click on “Latest 10-K.”

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in accordance with the instructions of the Board of Directors of the Corporation.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2019. This Notice of Annual Meeting and Proxy Statement, proxy card and 2018 Annual Report are available at: www.proxyvote.com.

CODORUS VALLEY BANCORP, INC. 105 LEADER HEIGHTS ROAD P.O. BOX 2887 YORK, PA 17405-2887

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E61855-P20603	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CODORUS VALLEY BANCORP, INC.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
1.	Election of Directors		☐	☐	☐
	Nominees: 01) Cynthia A. Dotzel, CPA		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line above.
02) Harry R. Swift, Esq.

								For	Against	Abstain

2.	Approve an advisory, non-binding resolution regarding executive compensation.							☐	☐	☐

3.	Ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.							☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 5, 2019.

[Please check] Do you plan to attend the Annual Meeting?				☐	☐

				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

CODORUS VALLEY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 21, 2019

9:00 a.m. Prevailing Time

CODORUS VALLEY CORPORATE CENTER

105 Leader Heights Road

York, PA 17403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and 2018 Annual Report

are available at www.proxyvote.com.

 E61856-P20603

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of Codorus Valley Bancorp, Inc. (the “Corporation”) hereby appoints Judy Simpson, Jann Allen Weaver and Wanda Waugh, and each or any of them, proxies of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of common stock of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403 on Tuesday, May 21, 2019, commencing at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. When a vote is not specified, the proxy holders will vote shares represented by this proxy FOR Proposals 1, 2 and 3, and in accordance with the instructions of the Board of Directors of the Corporation on such other matters that may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN

THE ENCLOSED, POSTAGE-PAID ENVELOPE OR PROVIDE YOUR

INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(continued, and to be marked, dated and signed, on the other side)

See reverse for voting instructions